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                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of August 26, 1997,

                                      among

              THE INDIVIDUALS LISTED ON THE SIGNATURE PAGES HERETO,
                                  as Borrowers,

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent


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The following Table of Contents has been inserted for convenience  only and does not constitute a part of this Agreement.


                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.................................   2
         1.1  Certain Defined Terms.........................................   2
         1.2  Other Definitional Provisions.................................  14
         1.3  Accounting and Financial Determinations.......................  15

SECTION 2.  THE COMMITMENTS AND THE LOANS...................................  15
         2.1  Commitment....................................................  15
         2.2  Procedure for Borrowings......................................  16
         2.3  Funding Reliance for Borrowings...............................  17
         2.4  Conversion and Continuation Elections.........................  18
         2.5  Repayment of Loans............................................  19
         2.6  Loan Accounts; Record Keeping.................................  19

SECTION 3.  INTEREST........................................................  20
         3.1  Interest Rates................................................  20
         3.2  Default Interest Rate.........................................  21
         3.3  Interest Payment Dates........................................  21
         3.4  Setting and Notice of Rates...................................  21
         3.5  Fees..........................................................  21
         3.6  Computation of Interest and Fees..............................  21

SECTION 4.  PAYMENTS AND PREPAYMENTS........................................  22
          4.1  Voluntary Termination or Reduction of Commitments............  22
          4.2  Optional Prepayments.........................................  22
          4.3  Payments by the Borrowers....................................  23
         4.4  Application of Prepayments....................................  23
         4.5  Sharing of Payments...........................................  24
         4.6  Setoff........................................................  25
         4.7  Net Payments..................................................  25

SECTION 5.  CHANGES IN CIRCUMSTANCES........................................  27
         5.1  Increased Costs...............................................  27
         5.2  Change in Rate of Return......................................  28
         5.3  Basis for Determining Interest Rate Inadequate or
                  Unfair....................................................  29
         5.4  Changes in Law Rendering Certain Loans Unlawful...............  30
         5.5  Funding Losses................................................  30

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         5.6  Right of Banks to Fund Through Other Offices..................  31
         5.7  Discretion of Banks as to Manner of Funding...................  31
         5.8  Replacement of Banks..........................................  31
         5.9  Conclusiveness of Statements; Survival of
                  Provisions................................................  32

SECTION 6.  COLLATERAL AND OTHER SECURITY...................................  32

         6.1  Collateral Documents..........................................  32
         6.2  Application of Proceeds from Collateral.......................  33
         6.3  Further Assurances............................................  33

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BORROWERS.....................  34
         7.1  No Conflict...................................................  34
         7.2  Validity......................................................  34
         7.3  Financial Statements..........................................  35
         7.4  Material Adverse Change.......................................  35
         7.5  Litigation and Contingent Obligations.........................  35
         7.6  Liens.........................................................  35
         7.7  Taxes.........................................................  35
         7.8  Accuracy of Information.......................................  35
         7.9  Proceeds......................................................  36
         7.10  Securities Laws..............................................  36
         7.11  Solvency.....................................................  36
         7.12  No Default...................................................  36
         7.13  Organization, etc............................................  36
         7.14  Authorization................................................  36
         7.15  Margin Regulations...........................................  36
         7.16  No Default or Event of Default...............................  37

SECTION 8.  COVENANTS OF BORROWERS..........................................  37
         8.1  Reports, Certificates and Other Information...................  38
         8.2  Taxes and Liabilities.........................................  39
         8.3  Compliance with Laws..........................................  39
         8.4  Other Agreements..............................................  39

SECTION 9. CONDITIONS AND EFFECTIVENESS OF
                          THIS AGREEMENT....................................  40
         9.1  Initial Loans.................................................  40
         9.2  All Loans.....................................................  42

SECTION 10.  EVENTS OF DEFAULT AND THEIR EFFECT.............................  43
         10.1  Events of Default............................................  43
         10.2  Effect of Event of Default...................................  46

SECTION 11.  THE AGENT......................................................  46
         11.1  Authorization and Action.....................................  46
         11.2  Liability of the Administrative Agent........................  47

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         11.3  Administrative Agent and Affiliates..........................  48
         11.4  Bank Credit Decision.........................................  48
         11.5  Indemnification..............................................  48
         11.6  Successor Agent..............................................  49

SECTION 12.  ASSIGNMENTS AND PARTICIPATIONS.................................  50
         12.1  Assignments..................................................  50
         12.2  Participations...............................................  52
         12.3  Disclosure of Information....................................  53
         12.4  Foreign Transferees..........................................  54

SECTION 13.  MISCELLANEOUS..................................................  55
         13.1  Waivers and Amendments.......................................  55
         13.2  Failure to Consent...........................................  56
         13.3  Notices......................................................  56
         13.4  Indemnity....................................................  57
         13.5  Subsidiary References........................................  57
         13.6  Captions.....................................................  57
         13.7  GOVERNING LAW................................................  57
         13.8  Counterparts.................................................  58
         13.9  SUBMISSION TO JURISDICTION; WAIVER OF VENUE..................  58
         13.10  Successors and Assigns......................................  58
         13.11  WAIVER OF JURY TRIAL........................................  59
         13.12  Replacement of Existing Credit Agreement....................  59

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                             SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 2.1   Banks and Percentages
SCHEDULE 2.2   Borrower Loan Percentage


EXHIBITS

EXHIBIT A      Form of Note
EXHIBIT B      Form of Notice of Borrowing
EXHIBIT C      Form of Notice of Conversion/Continuation
EXHIBIT D      Form of Reaffirmation of Pledge Agreement
EXHIBIT E      Form of Restated Guaranty
EXHIBIT F-1    Form of Opinion of Karl W. Kindig, counsel to
               Guarantor
EXHIBIT F-2    Form of Opinion of Baker & Daniels, outside
               counsel to Guarantor
EXHIBIT G      Form of Confidentiality Letter
EXHIBIT H      Form of Assignment Agreement
EXHIBIT I      Funding Loss Formula


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



                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 26, 1997, among the individuals listed as borrowers on the signature pages hereto (herein, collectively called the "Borrowers" and each individually, a "Borrower"), the several financial institutions from time to time party to this Agreement (herein, together with any Eligible Assignees thereof, collectively called the "Banks" and each individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Banks (herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").

                                   Background

         WHEREAS, certain of the Borrowers, certain of the Banks and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 13, 1996 (as amended or modified through the date hereof, the "Existing Credit Agreement"), whereby the Banks party thereto agreed to make and made term loans to the Borrowers party thereto, on the terms and subject to the conditions set forth in the Existing Credit Agreement, in an aggregate principal amount equal to $83,362,831;

         WHEREAS, the proceeds of the term loans made under the Existing Credit Agreement were used by the Borrowers solely (a) to purchase common stock, no par value per share, of Guarantor (as hereinafter defined) and/or (b) to purchase up to $40,000,000 stated value of PRIDES (as hereinafter defined);

         WHEREAS, the Borrowers have requested that the Banks and the Administrative Agent agree to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions hereinafter set forth to, among other things, increase the commitments of the Banks to make term loans to an aggregate of $250,000,000;

         WHEREAS, the proceeds of the term loans to be made under this Agreement will also be used by the Borrowers solely (a) to purchase common stock of Guarantor and/or (b) to purchase PRIDES;

         WHEREAS, the Banks are willing, on the terms and conditions hereinafter set forth, to make the term loans to the Borrowers;

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         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, as of the Closing Date, the Existing Credit Agreement is amended and restated in its entirety, as follows:

                   SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Administrative Agent" - see Preamble.

         "Administrative Agent's Office" shall mean 231 South LaSalle Street, Chicago, Illinois 60697, or such other address designated by the Administrative Agent (or any successor agent) to the Borrowers and the Banks from time to time.

         "Affected Bank" - see Section 5.4.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agent-Related Persons" shall mean BofA and any successor agent arising under Section 11.6, together with its Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" shall mean this Amended and Restated Credit Agreement, as amended or modified.

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

         "Arranger"  shall  mean  BancAmerica   Securities,   Inc.,  a  Delaware
corporation.

         "Assignment Agreement" - see Section 12.1.

         "Bank" or "Banks" - see Preamble.

         "Bank Default" shall mean (a) the refusal (which has not been retracted) of a Bank to make available its Percentage of any Loans when required hereunder or (b) a Bank having notified the Administrative Agent and/or Guarantor (on behalf of any Borrower) that it does not intend to comply with its obligations under Section 2.1 to the extent required thereunder.

         "Base Rate" shall mean, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Effective Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the date specified in the public announcement of such change.

         "Base Rate Loan" shall mean a Loan bearing interest at the Base Rate.

         "BofA" - see Preamble.

         "Borrower" or "Borrowers" - see Preamble.

         "Borrower Collateral Percentage" shall mean, as to any Borrower, a fraction, the numerator of which is equal to the principal amount of the Loans to such Borrower then outstanding hereunder and the denominator of which is equal to the aggregate principal amount of the Loans to all Borrowers then outstanding hereunder.

         "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Borrowers or any Borrower on the same day by the Banks under Section 2.

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         "Borrowing  Date" shall mean any date on which a Borrowing occurs under
Section 2.

         "Borrowing Termination Date" shall mean the earlier of (a) three hundred sixty four (364) days after the Closing Date (including the Closing
Date) or (b) the Termination Date.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Charges" - see Section 4.7.

         "Closing Date" shall mean the date on which all conditions precedent set forth in Section 9 are satisfied or waived by all Banks or, with respect to any payment to be made hereunder, waived by the Person entitled to receive such payment.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, or, as the context requires, applicable provisions of prior laws.

         "Collateral Ratio" shall mean, as to any Borrower, the ratio of (a) the sum of the Loan Value of Direct Collateral of such Borrower plus the Borrower Collateral Percentage of the Loan Value of Indirect Collateral to (b) the aggregate principal amount of the Loans of such Borrower then outstanding.

         "Commitments" - see Section 2.1.

         "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal

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

amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

         "Conversion/Continuation  Date"  shall  mean any date on  which,  under
Section 2.4, Guarantor (on behalf of the Borrowers) (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Bank(s)" shall mean any Bank(s) with respect to which a Bank Default is in effect.

         "Direct Collateral" shall mean, with respect to any Borrower, all property, assets and/or rights on or in which a Lien is now or hereafter granted by such Borrower to the Administrative Agent (or to any agent, trustee or other party acting on behalf of the Administrative Agent) for the benefit of the Banks, pursuant to the Pledge Agreement and any other instruments or documents provided for herein or therein or delivered hereunder or thereunder or in connection herewith or therewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean any bank, pension fund, mutual fund, investment fund or other financial institution (other than an insurance company or any Affiliate of an insurance company except those to which the Borrowers consent).

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

         "Event of Default" - see Section 10.1.

         "Existing Credit Agreement" - see first recital.

         "Federal Funds Effective Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor,

"H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" shall mean Conseco, Inc., an Indiana corporation.

         "Hedging Obligations" shall have the meaning provided in the Revolving Credit Agreement.

         "IBOR" has the meaning set forth in the definition of Offshore Rate.

         "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements); (g) any Indebtedness of a partnership in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with the foregoing.

         "Indemnified Parties" - see Section 13.4.

         "Indirect Collateral" shall mean any assets of Guarantor which, as determined by the Administrative Agent in its sole discretion exercised in good faith, shall be deemed to "indirectly secure" the Liabilities pursuant to Regulation U as a result of the negative pledge agreement of Guarantor set forth in the Restated Guaranty.

         "Interest Payment Date" shall mean, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" shall mean, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by or (on behalf of the Borrowers) in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                           (a) if any Interest  Period would  otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any  Interest  Period  pertaining  to an Offshore
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no  Interest  Period  for any Loan  shall  extend
                  beyond the Termination Date.

         "Lending Office" shall mean, with respect to any Bank, any office designated by such Bank in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrowers and the Administrative Agent, as a Lending Office for purposes hereunder. A Bank may designate separate Lending Offices for the purposes of making and maintaining Loans.

         "Liabilities" shall mean, as to any Borrower, all obligations of such Borrower to the Banks or the Administrative Agent, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Notes or the other Loan Documents.

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other priority or preferential arrangement of any kind or nature whatsoever.

         "Litigation" shall mean any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving any Borrower, or Guarantor or any of its Subsidiaries or any of its or their businesses or operations.

         "Loan(s)" shall have the meaning set forth in Section 2.1 and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type of Loan").

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Restated Guaranty, the Pledge Agreement and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

         "Loan Value of Direct Collateral" shall mean, with respect to any Borrower, (a) the current market value of the common stock of Guarantor and/or PRIDES pledged by such Borrower to the Administrative Agent, for the benefit of the Banks, under the Pledge Agreement, plus (b) without duplication, the current market value of any other Direct Collateral constituting Margin Stock pledged by such Borrower to the Administrative Agent, for the benefit of the Banks, under any Loan Document, plus (c) without duplication, the maximum loan value of all Direct Collateral of such Borrower not constituting Margin Stock, it being understood that the maximum loan value of Direct Collateral shall be its good faith loan value (i.e., the value of such Direct Collateral as determined from time to time by the Administrative Agent (with the concurrence of the Required Lenders) exercising sound banking judgment) without regard to such Borrower's assets securing any unrelated transactions. The Administrative Agent and/or the Required Lenders shall have the right at any time in their sole discretion to recompute the Loan Value of Direct Collateral.

         "Loan Value of Indirect Collateral" shall mean, with respect to any Borrower, the sum of the maximum loan value of Indirect Collateral under Regulation U, after taking into account any other Indebtedness of Guarantor "indirectly secured" (as set forth in Regulation U and the interpretations thereof) by the assets of Guarantor, it being understood that (a) the maximum loan value of Indirect Collateral constituting Margin Stock shall be 50% of its current market value and (b) the maximum loan value of Indirect Collateral not constituting Margin Stock shall be its good faith loan value (i.e., the value of such Indirect Collateral as determined from time to time by the Administrative Agent (with the concurrence of the Required Lenders) exercising sound banking judgment), in each case without regard to Guarantor's assets securing any unrelated transactions. Until further notice from the Administrative Agent to the Borrower, the Loan Value of Indirect Collateral shall be deemed to be

$1,460,918,000, it being understood that the Administrative Agent and/or the Required Lenders shall have the right at any time in their sole discretion to recompute the Loan Value of Indirect Collateral.

         "Margin Stock" shall mean "margin stock" as such term is defined in Regulation U and Regulation G.

         "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement or any other Loan Document, or (b) materially and adversely affects the consolidated business, operations, financial prospects or condition of Guarantor and its Subsidiaries taken as a whole, or (c) materially impairs the ability of any Borrower or Guarantor to perform his, hers or its obligations under this Agreement or any of the other Loan Documents to which he, she or it is a party, or (d) materially adversely affects the perfection or priority of any Lien granted under any of the Loan Documents.

         "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be, (a) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Agreement or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (b) which could be reasonably expected to have a Material Adverse Effect.

         "NationsBank" shall mean NationsBank, N.A. (South), a national banking association.

         "Nonconsenting Bank" - see Section 13.2.

         "Note" shall mean a promissory note, substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith, evidencing the aggregate Commitments of the Banks, or any promissory note or promissory notes issued in substitution or replacement therefor.

         "Notice of Borrowing" shall mean a notice in substantially the form of Exhibit B.

         "Notice   of   Conversion/Continuation"   shall   mean  a   notice   in
substantially the form of Exhibit C.

         "Obligations" shall have the meaning provided in the Restated Guaranty.

         "Offshore Rate" shall mean, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =         IBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

         "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

         "IBOR" shall mean the rate of interest per annum (computed for the actual number of days elapsed on the basis of a 360- day year) determined by the Administrative Agent as the rate at which dollar deposits (rounded upward to the next 1/100th of 1% in the approximate amount of the Loans of such Borrower for an Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 A.M. (New York City time) two (2) Business Days prior to the commencement of such interest period.

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" shall mean a Loan that bears interest based on the Offshore Rate.

         "Original Closing Date" shall mean the Closing Date under the Existing Credit Agreement.

         "Percentage" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on Schedule 2.1 (or set forth in an Assignment Agreement), as such Percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Bank and its Eligible Assignee and delivered pursuant to Section 12.1.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of May 13, 1996, executed and delivered by the Borrowers in connection with the Existing Credit Agreement.

         "PRIDES" shall have the meaning provided in the Restated
Guaranty.

         "Regulation "D," "G" and "U" shall mean Regulation D, Regulation G and Regulation U, respectively, or any successor regulation thereto, promulgated by the FRB as from time to time in effect.

         "Replaced Bank" - see Section 5.8.

         "Replacement Bank" - see Section 5.8.

         "Required Banks" shall mean Banks (other than a Defaulting Bank) having at least 51% of the Commitments (excluding the Commitment of any Defaulting
Bank) or, if the Commitments have terminated or expired, 51% of the aggregate principal amount of the Loans outstanding at such time (excluding the Loans of any Defaulting Bank).

         "Responsible Officer" shall mean, in the case of any Person, any of the following officers of such Person: the chief executive officer; the president; the chief financial officer; the chief operating officer; the chief investment officer; the general counsel; the secretary; the treasurer or any senior or executive vice president. If any of the titles of the preceding officers of such corporate Person are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

         "Restated Guaranty" shall mean the Amended and Restated Guaranty of Guarantor, dated as of the date hereof, executed and delivered in favor of the Administrative Agent, for the benefit of the Banks, in substantially the form of Exhibit E.

         "Revolving Credit Agent" shall mean the Administrative Agent (as defined in the Revolving Credit Agreement).

         "Revolving Credit Agreement" shall mean that certain Credit Agreement, dated as of November 22, 1996, among Guarantor, the Revolving Credit Banks, BofA, as syndication agent for the Revolving Credit Banks, First Union National Bank of North Carolina, as documentation agent for the Revolving Credit Banks, and NationsBank, as administrative agent for the Revolving Credit Banks, as the same may be amended or modified from time to time in accordance with the terms of this Agreement and the Restated Guaranty.

         "Revolving Credit Bank(s)" shall mean the Bank(s) (as defined in the Revolving Credit Agreement).

         "Revolving Credit Loan Documents" shall mean the Loan
Documents (as defined in the Revolving Credit Agreement).

         "Significant Subsidiary" shall have the meaning provided in the Revolving Credit Agreement as in effect on the Closing Date.

         "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that such Person will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. For the purposes of this definition, in computing the amount of any Contingent Obligation at any time, it is intended that such Contingent Obligation will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" shall have the meaning provided in the Revolving Credit Agreement as in effect on the Closing Date.

         "Substitute Bank" - see Section 13.2.

         "Taxes" or "Tax" shall mean all taxes of any nature whatsoever and howsoever denominated, including, without limitation, retaliatory, income, premium, withholding, guaranty fund or similar assessments, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

         "Termination Date" shall mean, as to any Borrower, the earlier of (a) August ___, 2001, or (b) the date of termination in whole of the Commitments pursuant to Section 4.1, 4.2 or 10.2.

         "Transferee" - see Section 12.3.

         "Type" or "Type of Loan" has the meaning specified in the definition of "Loan."

         "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

         "United States" and "U.S." each means the United States of America.

         SECTION 1.2  Other Definitional Provisions.

                  (a)  All  terms  defined  in this  Agreement  shall  have  the above-defined meanings when used in any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                  (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The words "amended or modified" when used in any Loan Document shall mean with respect to such Loan Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                  (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  (e) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

         SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified or the context otherwise requires, all accounting terms used in any Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.


                    SECTION 2. THE COMMITMENTS AND THE LOANS

         Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

         SECTION 2.1 Commitment. Each of the Banks, severally and for itself alone, agrees, on the terms and conditions set forth herein, to make a term loan (herein collectively called the "Loans" and individually called a "Loan") to the Borrowers in the amounts set forth on Schedule 2.2 from the Closing Date until the Borrowing Termination Date in such Bank's Percentage of the aggregate amount of such Loans as the Borrowers may request from all Banks. The aggregate principal amount of Loans which any Bank shall be committed to have outstanding to the Borrowers shall not at any one time exceed the amount set opposite such

Bank's name on Schedule 2.1 and the aggregate principal amount of the Loans which all Banks shall be committed to have outstanding hereunder to the Borrowers shall not at any one time exceed $250,000,000 (or such reduced amount as may be fixed pursuant to Sections 4.1, 4.2 and 10.2). The Loans to any Borrower shall be disbursed in accordance with Section 2.2 and once repaid may not thereafter be reborrowed. The foregoing commitment of each Bank is herein called its "Commitment" and for all Banks the "Commitments."

         SECTION 2.2 Procedure for Borrowings.

                  (a) Each Borrowing shall be made to each Borrower upon irrevocable written notice (or by telephone promptly confirmed in writing) of Guarantor (on behalf of such Borrower) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and
(ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (i) the amount of such  Borrowing,  which shall be in
                  an aggregate minimum amount of $1,000,000 for all Borrowers requesting that a Borrowing be made pursuant to such Notice of Borrowing or any integral multiple of $100,000 in excess thereof; provided that the last Borrowing to be made under this Agreement shall not be required to be in an integral multiple of $100,000; and provided, further, that the Borrowers, collectively, shall not be entitled to make more than thirty (30) Borrowings hereunder in the aggregate;

                           (ii) the requested  Borrowing Date,  which shall be a
                  Business Day and the same Business Day for each Borrower to which such Notice of Borrowing relates;

                           (iii) the Type of Loans comprising such Borrowing;
                           and

                           (iv) with respect to any Borrowing comprised of Offshore Rate Loans, the duration of the Interest Period applicable to such Offshore Rate Loan included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any

                  Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three (3) months.

                  (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Percentage of the related Borrowing(s).

                  (c) Each Bank will make the amount of its Percentage of each Borrowing available to the Administrative Agent for the account of each Borrower requesting a Loan at the Administrative Agent's Office by 1:00 P.M. (Chicago time) on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to such Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by such Borrower of like funds as received by the Administrative Agent.

                  (d)  After  giving  effect  to  any   Borrowing,   unless  the
Administrative Agent shall otherwise consent, there may not be more than one (1) Interest Period in effect for all Loans then outstanding.

         SECTION 2.3 Funding Reliance for Borrowings. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Bank by 11:30 A.M. (Chicago time) on the relevant Borrowing Date that such Bank will not make available the amount which would constitute its Percentage of the related Borrowing(s), the Administrative Agent may assume, subject to the satisfactory fulfillment by the Borrower requesting such Borrowing of the conditions precedent set forth in Section 9, that such Bank shall make such amount available to the Administrative Agent and, in reliance upon such assumption the Administrative Agent may (but shall not be required to) make available to such Borrower a corresponding amount. If and to the extent that such Bank shall not make such amount available to the Administrative Agent, such Bank and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Type of Loans comprising such Borrowing; provided that if such amount is repaid by such Borrower and such Bank the Administrative Agent agrees to refund to such Borrower any excess amount paid by such Borrower; and provided, further, that such

Borrower, upon the request of the Administrative Agent, agrees to return such refund to the Administrative Agent, on demand, in the event the Administrative Agent is legally required to return any amount received from such Bank.

         SECTION 2.4 Conversion and Continuation Elections. (a) Guarantor (on behalf of the Borrowers) may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                           (ii) elect as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof) in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof;

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Guarantor (on behalf of the Borrowers) to continue such Loans as, or convert such Loans into, Offshore Rate Loans, as the case may be, shall terminate.

                  (b) Guarantor (on behalf of the Borrowers) shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 A.M. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                    (A)     the proposed Conversion/Continuation
                  Date;

                                    (B)     the aggregate amount of Loans to be
                  converted or continued;

                                    (C)     the Type of Loans resulting from the
                  proposed conversion or continuation; and

                                    (D) in the case of conversions into Offshore
                  Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Guarantor (on behalf of the Borrowers) has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, Guarantor (on behalf of the Borrowers) shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Guarantor (on behalf of the Borrowers), the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, Guarantor (on behalf of the Borrowers) may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than one (1) Interest Period in effect for all Loans hereunder.

         SECTION 2.5 Repayment of Loans.  Subject to the  provisions of Sections
4.1 and 4.2, the Loans of each Bank shall be payable in full (and each Borrower agrees to pay such Loans) on the Termination Date.

         SECTION 2.6  Loan Accounts; Record Keeping.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business and the Administrative Agent. The loan accounts or records maintained by the Administrative

Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrowers and the interest and payments thereon; provided, that in the event of a conflict between information recorded by the Administrative Agent and any Bank as to such Bank's Loans, the records of the Administrative Agent absent manifest error shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of any Borrower hereunder or to pay any amount owing with respect to the Loans.

                  (b) The Loans made by the Banks to each Borrower shall be evidenced by a Note executed and delivered by such Borrower payable to the Administrative Agent, for the benefit of the Banks, in an aggregate principal amount equal to the aggregate Commitments of the Banks to make Loans to such Borrower instead of or in addition to loan accounts. The Administrative Agent shall endorse on the schedules annexed to each Note the date, amount and maturity of each Loan made by the Banks to such Borrower and the amount of each payment of principal made by such Borrower with respect thereto. The Administrative Agent is irrevocably authorized by each Borrower to endorse the Note of such Borrower and the Administrative Agent's record shall be conclusive absent manifest error; provided, however, that the failure of the Administrative Agent to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to any Bank.


                          SECTION 3. INTEREST AND FEES

         SECTION 3.1 Interest Rates. With respect to each Loan made to any Borrower hereunder, such Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full as follows:

                  (a) at all times while such Loan or any portion thereof is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect minus 2.00%.

                  (b) at all times while such Loan or any portion thereof is an Offshore Rate Loan, at a rate per annum equal to the Offshore Rate, plus the Eurodollar Rate Committed Margin (as defined in the Revolving Credit Agreement) plus .125% per annum.

         SECTION 3.2 Default  Interest Rate.  Notwithstanding  the provisions of
Section 3.1, in the event that any Default under Section 10.1.2 or any Event of Default shall occur with respect to any Borrower, such Borrower hereby promises to pay, automatically in the case of a Default under Section 10.1.2 or upon demand therefor by the Administrative Agent for any Event of Default (other than pursuant to Section 10.1.2), interest on the unpaid principal amount of the Loans of such Borrower (and interest thereon to the extent permitted by law) for the period commencing on the date of such Default or demand until such Loans are paid in full or such Default or Event of Default is cured or waived in accordance with Sections 10.2 and 13.1 at a rate per annum equal to the applicable interest rate from time to time in effect (but not less than the applicable interest rate as at such date of demand), plus two percent (2%) per annum.

         SECTION 3.3 Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 4.1 or 4.2 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks. After maturity, accrued interest on the Loans shall be payable on demand.

         SECTION 3.4 Setting and Notice of Rates. The applicable Offshore Rate shall be determined by the Administrative Agent. Each determination of the applicable Offshore Rate shall be conclusive and binding upon the parties hereto, in the absence of manifest error. If the Administrative Agent is unable to determine such a rate, the provisions of Section 5.3 shall apply. The Administrative Agent shall, upon written request of Guarantor (on behalf of the Borrowers) or a Bank, deliver to Guarantor (on behalf of the Borrowers) or such Bank a statement showing the computations used by the Administrative Agent in determining any applicable Offshore Rate hereunder.

         SECTION 3.5 Fees. The Borrowers agree to pay the fees set forth in the Summary of Indicative Terms and Conditions dated February 11, 1997, for the sole benefit of the Administrative Agent.

         SECTION 3.6 Computation of Interest and Fees. Interest on Offshore Rate Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest on Base

Rate Loans shall be computed for the actual number of days lapsed on the basis of a 365/366-day year. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. Notwithstanding anything contained herein to the contrary interest on the Loans shall not exceed the maximum interest permitted by applicable law.


                       SECTION 4. PAYMENTS AND PREPAYMENTS

        SECTION 4.1 Voluntary Termination or Reduction of Commitments. Each Borrower may, upon not less than three (3) Business Days' irrevocable prior written notice to the Administrative Agent (which shall promptly advise each Bank thereof), terminate the Commitments of the Banks relating to such Borrower or permanently reduce such Commitments by an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans of such Borrower would exceed the amount of the aggregate Commitments then in effect with respect to such Borrower. Once reduced in accordance with this Section, such
Commitments, to the extent terminated or permanently reduced, may not be increased. Any reduction of the Commitments of such Borrower pursuant to this
Section 4.1 shall be applied in accordance with Section 4.4.

         SECTION 4.2 Optional Prepayments. Each Borrower may, at any time or from time to time, upon not less than three (3) Business Day's irrevocable written notice with respect to such Borrower's Loans to the Administrative Agent by 11:00 A.M. (Chicago time), ratably prepay such Loans in whole or in part, in minimum amounts of $100,000 or any integral multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date, the amount of such prepayment and the Types of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Percentage of such prepayment. If such notice is given by such Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 5.5. Any prepayment of the Loans of such Borrower pursuant to this Section 4.2 shall be applied in accordance with Section 4.4 and shall reduce the Commitments of the Banks with respect to such Borrower as set forth therein.

        SECTION 4.3 Payments by the Borrowers.

                (a) All payments to be made by any Borrower hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by such Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Office, and shall be made in Dollars and in immediately available funds, no later than 12:30 P.M. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Percentage (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:30 P.M. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Administrative Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        SECTION 4.4 Application of Prepayments. Except as otherwise set forth in this Agreement, any reduction in the Commitments pursuant to Sections 4.1 and
4.2 shall be applied to
                                       23
a reduction of the remaining Commitments and prepayment of the Loans of each Bank, pro rata, according to its Percentage.

        SECTION 4.5 Sharing of Payments.

                (a) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of the Loans (other than pursuant to the terms of Sections 5, 12.1 and 13.2) in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Banks of the Loans on account of principal of and interest on the Loans, such Bank shall purchase from the other Banks such participation in the Loans as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (i) the amount of such selling Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

        (b) Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to Section 4.5(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.6) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
        Section 4.5(b) to share in the benefits of any recovery of such secured claim.

        SECTION 4.6 Setoff. Each Bank shall, upon the occurrence of any Event of Default under Section 10.1.1, the occurrence of a Default under Section 10.1.2, or, with the consent of the Required Banks, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) each Borrower hereby grants to each Bank a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Bank. Any such appropriation and application shall be subject to the provisions of Section 4.5. Each Bank agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 4.6 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Bank may have.

        SECTION 4.7 Net Payments. All payments by any Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Taxes imposed on or measured by any Bank's net income or receipts with respect to payments received hereunder (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then such Borrower will:

                (a)  pay directly to the relevant authority
        the full amount required to be so withheld or deducted;

                (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority;

                (c) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as are necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required; and

                (d) if any Bank receives a refund in respect of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower (or any Person acting on behalf of such Borrower) has paid additional amounts pursuant to this Section 4.7, it shall promptly repay such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower (or such Person acting on behalf of such Borrower) under this Section 4.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank or the Administrative Agent, as the case may be; provided, that such Borrower, upon the request of such Bank or the Administrative Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to pay or to return such refund to the relevant taxing authority or other Governmental Authority.

Each Bank that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Loans, execute and deliver to the Borrowers, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrowers hereunder or any other document, the agreements of the Borrowers contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement.


                       SECTION 5. CHANGES IN CIRCUMSTANCES

        SECTION 5.1 Increased Costs. If (a) Regulation D, or (b) after the Original Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                (i) shall subject any Bank (other than a Defaulting Bank) (or any Lending Office of such Bank) to any tax, duty or other charge or shall change the basis of taxation of payments to any Bank (other than a Defaulting Bank) of the principal of, or interest on, any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of Tax, other than Taxes covered by Section 4.7, on the overall gross or net income of such Bank or its Lending Office); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (other than a Defaulting Bank) (or any Lending Office of such
        Bank); or

                (iii) shall impose on any Bank (other than a Defaulting Bank) (or its Lending Office) any other condition affecting its Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Lending Office of such Bank) of making or maintaining Offshore Rate Loans to reduce the amount of any sum received or receivable by such Bank (or the Lending Office of such Bank) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and the calculation of such additional amount), the relevant Borrowers shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify such Borrower of any event occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1.

        SECTION 5.2 Change in Rate of Return. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank (other than a Defaulting Bank) or any Person controlling such Bank, and such Bank reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by such Bank (or any participating interest therein held by such Bank) is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the relevant Borrowers shall, within thirty (30) days after written demand by such Bank to such Borrowers, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return. A statement of such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrowers. In determining such amount, such Bank may use any method of averaging and attribution that it shall deem reasonably applicable. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify such Borrowers of any event occurring after the Original Closing Date, which will entitle such Bank to compensation pursuant to this Section 5.2.

        SECTION 5.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the offshore dollar interbank market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be conclusive and binding on all parties) that by reason of circumstances affecting the offshore dollar interbank market adequate and reasonable means do not exist for ascertaining the applicable Offshore Rate; or

                (b) any Bank advises the Administrative Agent that the Offshore Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank of maintaining or funding such Loan for such Interest Period, or that the making or funding of Offshore Rate Loans has become impracticable as a result of an event occurring after the Original Closing Date which in the opinion of such Bank materially changes such Loans;

then, so long as such circumstances shall continue:

                (i) the Administrative Agent shall promptly notify Guarantor (on behalf of the Borrowers) and the Banks thereof,

                (ii)  no Bank shall be under any obligation
        to make or continue or convert into Offshore
        Rate Loans so affected, and

                (iii) on the last day of the then current Interest Period for Offshore Rate Loans so affected, such Offshore Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans.

Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 5.3, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be disadvantageous to the Administrative Agent or such Bank.

        SECTION 5.4 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Bank or the Lending Office of such Bank ("Affected Bank") to make, maintain or fund Offshore Rate Loans, then (a) the Affected Bank shall promptly notify each of the other parties hereto, (b) the obligation of all Banks to make or continue or convert into Offshore Rate Loans or make Offshore Rate Loans made unlawful for the Affected Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for Offshore Rate Loans (or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Offshore Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 5.4, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be disadvantageous to Administrative Agent or such Bank.

        SECTION 5.5 Funding Losses. Each Borrower hereby agrees that upon demand by any Bank to the Administrative Agent (which demand shall be made within three
(3) Business Days after receipt of notice of any payment or proposed payment by such Borrower under this Agreement giving rise to indemnification under this
Section 5.5 and shall be accompanied by a statement setting forth in reasonable detail using the methodology set forth in Exhibit I) such Borrower will indemnify such Bank against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Offshore Rate Loans), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Offshore Rate Loans of such Bank on a date other than the last day of an Interest Period for such Offshore Rate

Loan, or (b) any failure of such Borrower to borrow on the date of any Borrowing set forth in any Notice of Borrowing or (c) any failure of such Borrower to convert or continue any portion of the Loans on a date specified therefor in the Notice of Continuation/Conversion delivered pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        SECTION 5.6 Right of Banks to Fund Through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Offshore Rate Loans by causing any of its Lending Offices to make such Offshore Rate Loans; provided, that in such event for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Offshore Rate Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Offshore Rate Loan, for the account of such branch or affiliate.

        SECTION 5.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Offshore Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Offshore Rate, as the case may be, for such Interest Period.

        SECTION 5.8 Replacement of Banks. If any Bank shall become affected by any of the changes or events described in Section 5.1, 5.2, 5.3(b), or 5.4 above (any such Bank being hereinafter referred to as a "Replaced Bank") and shall petition the relevant Borrowers for any increased cost or amounts thereunder, then in such case, Guarantor (on behalf of the Borrowers) may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Bank, designate a replacement bank (a "Replacement Bank") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the relevant Borrowers and the Replaced Bank) of all amounts owed to such Replaced Bank under Section 5.1, 5.2, 5.3(b), or 5.4 above, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder and execute an Assignment Agreement with such Replacement Bank; provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Replaced Bank shall be paid in full as of the date of such assignment. Upon any assignment by any Bank pursuant to this
Section 5.8 becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Replaced Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 5.5, 11.5 and 13.4, and Sections 7.1 and 7.2 of the Restated Guaranty while such Replaced Bank was a Bank). Notwithstanding any Replaced Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this
Section 5.8, the Replaced Bank shall cease to be a "Bank" for all purposes of this Agreement and the Replacement Bank substituted therefor upon payment to the Replaced Bank by the Replacement Bank of all amounts set forth in this Section
5.8 without any further action of the Replaced Bank.

        SECTION 5.9 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Administrative Agent or any Bank pursuant to Sections 5.1, 5.2, 5.3, 5.4 and Section 5.5 shall be conclusive absent demonstrable error. The provisions of Sections 5.1, 5.2, 5.5 and this Section
5.9 shall survive termination of this Agreement.


                    SECTION 6. COLLATERAL AND OTHER SECURITY

        SECTION 6.1 Collateral Documents. Concurrently with or prior to the Closing Date:

                (a) Reaffirmation of Pledge Agreement. The Borrowers shall execute and deliver to the Administrative Agent, for the benefit of the Banks, a reaffirmation of pledge agreement, substantially in the form of Exhibit D (herein, as the same may be amended or modified, called the "Reaffirmation of Pledge Agreement"), whereby each of the Borrowers shall reaffirm its obligations under the Pledge Agreement executed in connection with the Existing Credit Agreement covering, among other things, the pledge of all of the issued and outstanding common stock of Guarantor and/or

        PRIDES owned by each Borrower and purchased with proceeds of the Loans.

                (b) Guaranty. Guarantor shall execute and deliver to the Administrative Agent the Restated Guaranty, covering (i) the payment and performance of all of the Liabilities and (ii) the other Obligations.

        SECTION 6.2 Application of Proceeds from Collateral. As to each Borrower, all proceeds received by the Administrative Agent from the sale or disposition of any of the Direct Collateral furnished by such Borrower pursuant to this Agreement or Indirect Collateral furnished by Guarantor pursuant to the Restated Guaranty shall be applied by the Administrative Agent in the following order after receipt thereof:

                             First:  to the  payment  of  all of the  reasonable
                costs and expenses of the Administrative Agent in connection with (a) the administration, sale or disposition of such Direct Collateral or Indirect Collateral, as the case may be, and (b) the administration and enforcement of this Agreement and the other Loan Documents, to the extent that such costs and expenses shall not have been reimbursed to the Administrative Agent;

                             Second:  to the  payment in full of all accrued and
                unpaid interest on the Loans of such Borrower, then to the payment in full of all unpaid principal of the Loans of such Borrower, and then to any remaining Liabilities of such Borrower;

                             Third: the balance,  if any, of such proceeds shall
                be paid to such Borrower, to such Borrower's heirs and assigns, or as a court of competent jurisdiction may direct.

        SECTION 6.3 Further Assurances. Each Borrower agrees that upon request of the Administrative Agent (a) such Borrower shall promptly deliver or cause to be delivered to the Administrative Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Direct Collateral, and (b) such Borrower shall forthwith execute and deliver or cause to be executed and delivered to the Administrative

Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Administrative Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request to establish and maintain to the satisfaction of the Administrative Agent a valid perfected Lien on all Direct Collateral (free of all other Liens) to secure payment of the Liabilities.


             SECTION 7. REPRESENTATIONS AND WARRANTIES OF BORROWERS

        To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans hereunder, each Borrower represents and warrants to the Administrative Agent and to each of the Banks that:

        SECTION 7.1 No Conflict. The execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to which such Borrower is a party does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation applicable to such Borrower, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on such Borrower (including, without limitation, any writ, judgment, injunction or other similar court order) or (c) result in the creation or imposition of or the obligation to create or impose any Lien upon any of the property or assets of such Borrower (except for the Lien of the Administrative Agent).

        SECTION 7.2 Validity. This Agreement and the other Loan Documents to which such Borrower is a party constitute or upon execution and delivery will constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (b) general equitable principles, including without limitation, concepts of good faith and fair dealing, materiality, fraudulent transfer and reasonableness (regardless of whether considered in a proceeding in equity or at law).

        SECTION 7.3 Financial Statements. Such Borrower's financial statement as at December 31, 1996, delivered to the Administrative Agent, accurately present the financial condition of such Borrower at such date.

        SECTION 7.4 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1996 as to such Borrower.

        SECTION 7.5 Litigation and Contingent Obligations. No Material Litigation is pending as to such Borrower or, to the best of such Borrower's knowledge, threatened as to such Borrower, and such Borrower has no material Contingent Obligations.

        SECTION 7.6 Liens. None of the Direct Collateral pledged by such Borrower is subject to any Lien (except for the Lien of the Administrative Agent).

        SECTION 7.7 Taxes. Such Borrower has filed all material Tax Returns and Reports required by law to have been filed by such Borrower and has paid Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings. There is no ongoing audit or, to the best of such Borrower's knowledge, other governmental investigation of the tax liability of such Borrower and there is no unresolved claim by a taxing authority concerning such Borrower's tax liability, for any period for which returns have been filed or were due.

        SECTION 7.8 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of such Borrower in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of such Borrower to the Administrative Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and, except as such information speaks solely as of a particular date, such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 7.9 Proceeds. The proceeds of the Loans made to such Borrower will be used solely to purchase common stock of Guarantor and/or PRIDES.

        SECTION 7.10 Securities Laws. Neither such Borrower nor, to the best of such Borrower's knowledge, any of its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

        SECTION 7.11 Solvency. Such Borrower is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred by such Borrower in connection herewith, will be, Solvent.

        SECTION 7.12 No Default. Such Borrower is not in default under any agreement or instrument to which such Borrower is a party or by which any of its properties or assets is bound or affected, which default might reasonably be expected to have a Material Adverse Effect.

        SECTION 7.13 Organization, etc. Each Borrower (other than any Borrower which is an individual) is a partnership or irrevocable trust duly organized, validly existing and, with respect to any partnership, in good standing under the laws of the state of its formation and each partnership Borrower is duly qualified to transact business as a foreign partnership authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and failure to so qualify could reasonably be expected to have a Material Adverse Effect.

        SECTION 7.14 Authorization. Each Borrower (other than any Borrower which is an individual) (a) has the power to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (b) has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party.

        SECTION 7.15 Margin Regulations.

        (a) None of the obligations of such Borrower to Guarantor is or will be secured, directly or indirectly, by Margin Stock;

        (b) Neither Guarantor nor any third party acting on behalf of Guarantor has taken or will take possession of such Borrower's Margin Stock to secure, directly or indirectly, any of the obligations of such Borrower to Guarantor;

        (c) Guarantor does not and will not have any right to prohibit such Borrower from selling, pledging, encumbering or otherwise disposing of any Margin Stock owned by such Borrower so long as the Restated Guaranty is in effect or any of the obligations of such Borrower or the obligations of Guarantor under the this Agreement, the Restated Guaranty or any of the Loan Documents remain outstanding;

        (d) Such Borrower has not granted and will not grant Guarantor or any third party acting on behalf of Guarantor the right to accelerate repayment of any of the obligations under this Agreement of such Borrower if any of the Margin Stock owned by such Borrower is sold by such Borrower or otherwise; and

        (e) There is no agreement or other arrangement between such Borrower and Guarantor or any third party acting on behalf of Guarantor (and no such agreement or arrangement shall be entered into so long as this Agreement or Restated Guaranty is in effect or any of the Obligations of such Borrower or the obligations of Guarantor under the Restated Guaranty or any of the Loan Documents remain outstanding) under which the Margin Stock of such Borrower would be made more readily available as security to Guarantor than to other creditors of such Borrower.

        SECTION 7.16 No Default or Event of Default. No Default or Event of Default (as such terms are defined in the Existing Credit Agreement) has occurred and is continuing under the Existing Credit Agreement.


                        SECTION 8. COVENANTS OF BORROWERS

        Each Borrower agrees that, on and after the Closing Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement), such Borrower will:

        SECTION  8.1  Reports,   Certificates  and  Other  Information.   Unless
otherwise   provided   herein,   furnish  or  cause  to  be   furnished  to  the
Administrative Agent and each Bank:

                8.1.1 Borrower Financials. As soon as available, but in any event within ninety (90) days after December 31 of each calendar year, a financial statement of such Borrower in a form acceptable to the Required Banks;

                8.1.2 Tax Returns and Reports. If requested by the Administrative Agent or the Required Banks, copies of all federal, state, local and foreign Tax Returns and Reports filed by such Borrower;

                8.1.3 Notice of Default and Litigation. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by such Borrower with respect thereto:

                             (a)  the occurrence of a Default;

                             (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development as to such Borrower;

                             (c) the commencement of any dispute which might reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination of any Loan Document; or

                             (d)  any  Material   Adverse   Change  as  to  such
        Borrower;

                8.1.4 Collateral Ratio. Upon the request of the Administrative Agent or the Required Banks, cause Guarantor (on behalf of the Borrowers) to provide to the Administrative Agent, for the benefit of the Banks, a computation of the Collateral Ratio certified by its chief financial officer or a vice president with responsibility for or knowledge of financial  matters of  Guarantor.  Nothing  contained in this Section
        8.1.4 shall be deemed to limit in any way whatsoever the Administrative Agent's right, on behalf of the Banks, to calculate the Loan Value of Direct Collateral or the Loan Value of Indirect Collateral or the Collateral Ratio at any time it deems appropriate or necessary. If after making such calculation, the Administrative Agent or the Required Banks determine that the amount of such Collateral Ratio is different from the Collateral Ratio most recently provided by Guarantor or the Administrative Agent, as the case may be, the Administrative Agent shall deliver written notice of such amount to Guarantor (on behalf of the Borrowers); provided that the Administrative Agent's failure to deliver such notice shall not prejudice the rights of the Administrative Agent and the Banks or the obligations of the Borrowers under this Agreement or the other Loan Documents; and

                8.1.5  Other   Information.   From  time  to  time,  such  other
        information concerning such Borrower as the Administrative Agent or a Bank may reasonably request.

        SECTION 8.2 Taxes and Liabilities. Pay when due all of its Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings.

        SECTION 8.3 Compliance with Laws. Comply with all federal, state and local laws, rules and regulations related to such Borrower, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        SECTION 8.4 Other Agreements. Not enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by such Borrower hereunder or in connection herewith, (b) prohibits or restricts the ability of such Borrower to amend or otherwise modify this Agreement, any other Loan Document or any other document executed in connection herewith or (c) constitutes an agreement to a limitation or restriction of the type described in clauses (a) and (b) with respect to any other Indebtedness.


                   SECTION 9. CONDITIONS AND EFFECTIVENESS OF
                                 THIS AGREEMENT

        The obligation of the Banks to make the Loans and the effectiveness of this Agreement is subject to the performance by the Borrowers and Guarantor of all of the obligations under this Agreement and to the satisfaction of the following conditions precedent:

        SECTION 9.1 Initial Loans. Prior to or concurrent with the making of the initial Loans, the Administrative Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by such Borrower dated the date of the initial Loans (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, each in sufficient number of signed counterparts or copies to provide one for each Bank and the Administrative
Agent:

                9.1.1 If requested by the Administrative Agent, an appropriately completed Note from each Borrower, payable to the order of the Administrative Agent evidencing the aggregate Commitments of the Banks to make Loans to such
        Borrower;

                9.1.2  The Reaffirmation of Pledge Agreement;

                9.1.3 The Administrative Agent's receipt of all common stock of Guarantor and/or PRIDES owned by each Borrower which have been purchased with proceeds of Loans (as defined in the Existing Credit Agreement and this Agreement) or any of the foregoing relating thereto as required by the Pledge Agreement, together with appropriate stock powers for such shares or PRIDES endorsed in blank and/or other appropriate evidence of the perfection of the Administrative Agent's Lien, including UCC financing statements and/or registrations or acknowledgements of the Lien of the Administrative Agent on any applicable brokerage account of each Borrower;

                9.1.4  The Restated Guaranty, together with
        the documents provided in Article V of the Restated Guaranty;

                9.1.5  A favorable opinion of Karl W.
        Kindig, counsel of Guarantor, substantially in the form of Exhibit F-1, and addressing such other legal matters as the Administrative Agent may require;

                9.1.6 A favorable opinion of Baker & Daniels, outside counsel to Guarantor, substantially in the form of Exhibit F-2, and addressing such other legal matters as the Administrative Agent may require;

                9.1.7 Certified copies of each material consent, license and approval (including, without limitation, any consent or approval required under the Revolving Credit Agreement) required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to the Administrative Agent and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by this Agreement;

                9.1.8 A certificate of each Borrower certifying that since December 31, 1996, no event has occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect as to such Borrower;

                9.1.9  Schedules and Exhibits satisfactory
        to the Administrative Agent and the Banks;

                9.1.10 Evidence satisfactory to the Administrative Agent of compliance by each Borrower and Guarantor with Regulation U and Regulation G in connection with the financing transactions contemplated hereby;

                9.1.11 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Loan Documents or under law or requested by the Administrative Agent to be filed, registered or recorded in order to create, in favor of the Administrative Agent, for the benefit of the Banks a valid perfected Lien on all Direct Collateral (free of all other Liens) (other than UCC financing statements to be filed in connection with the Loan Documents which will be delivered for filing on the Closing Date);

                9.1.12 Evidence satisfactory to the Administrative Agent that each of the Loan Documents has been duly executed and delivered and is in full force and effect without modification; and

                9.1.13 Certified copies of any indemnification or similar agreements or arrangements between any Borrower and Guarantor relating to the reimbursement by such Borrower of any payments made by Guarantor under the Restated Guaranty, and certified copies of all documents and instruments relating to the Conseco Stock Purchase Program (including, without limitation, any plan relating thereto), as the same may have been amended or modified.

                9.1.14 A Federal Reserve Form U-1 for each Bank, duly executed by each Borrower and the Guarantor, the statements made in which shall be such, in the opinion of the Administrative Agent, as to permit the transactions contemplated by this Agreement in accordance with Regulation U.

                9.1.15 Such other information and documents including direction letters, powers of attorney, and Borrower authorizations to supplement Form U-1 statements in connection with subsequent Loans as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

        SECTION 9.2 All Loans. The obligation of the Banks to make Loans hereunder is subject to the following further conditions precedent:

                9.2.1 The Administrative Agent shall have received a duly executed Notice of Borrowing;

                9.2.2 No Default exists or will result from the making of the Loans, and no Default (as defined under the Revolving Credit Agreement) has occurred and is continuing;

                9.2.3 The representations and warranties of the Borrowers contained in Section 7, the representations and warranties of Guarantor contained in Article III of the Restated Guaranty and the other Loan
        Documents are true and correct with the same effect as though made on the Borrowing Date;

                9.2.4  No Material Litigation exists;

                9.2.5 No Material Adverse Change has occurred with respect to the Guarantor or any Borrower since the date of the most recent respective financial statements of the Guarantor and each such Borrower delivered to the Banks pursuant to this Agreement or the Restated Guaranty, respectively;

                9.2.6 The Collateral Ratio for such Borrower, after giving effect to such Loan, is at least 2.0 to 1.0.


                 SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT

        SECTION 10.1 Events of Default. An "Event of Default" shall exist with respect to a Borrower if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                10.1.1  Non-Payment of Loans, etc.

                              (a) Default by such Borrower in the payment or prepayment when due of any principal on the Loans made to such Borrower, or

                             (b)  Default by such Borrower in the
        payment within five (5) days of when due of any interest on the Loans made to such Borrower or any other amount owing by such Borrower pursuant to this Agreement.

                  10.1.2 Bankruptcy, Insolvency, etc. Such Borrower, Guarantor or any Significant Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or such Borrower, Guarantor or any such Significant Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such Borrower, Guarantor or such Significant Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Borrower, Guarantor or such Significant Subsidiary or for a substantial part of the property of such Borrower, Guarantor or such Significant Subsidiary and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or similar insolvency law is commenced in respect of such Borrower, Guarantor or such Significant Subsidiary and if such case or proceeding is not commenced by such Borrower, Guarantor or such Significant Subsidiary, it is consented to or acquiesced in by such Borrower, Guarantor or such Significant Subsidiary or remains for sixty (60) days undismissed.

                10.1.3 Defaults Under this Agreement. Failure by such Borrower or Guarantor (or any of its Subsidiaries) to comply with or perform any of the covenants or agreements of such Borrower, Guarantor or any of its Subsidiaries set forth in this Agreement or the other Loan Documents applicable to such Borrower, Guarantor or any of its Subsidiaries (other than those constituting an Event of Default under any of the other provisions of this Section 10) and continuance of such failure for thirty (30) days with respect to such Borrower and ten
        (10) days with respect to Guarantor, in each case after notice thereof to such Borrower or Guarantor, as the case may be, from the Administrative Agent.

                10.1.4 Representations and Warranties. Any representation or warranty made by such Borrower or Guarantor in any of the Loan Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by such Borrower or Guarantor to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                10.1.5 Material Adverse Change. The occurrence of any event which, in the reasonable judgment of the Required Banks, constitutes a Material Adverse Change.

                10.1.6 Collateral Ratio. The Collateral Ratio for such Borrower is less than 1.5 to 1.0.

                10.1.7 Defaults under Revolving Credit Agreement. An event of default shall have occurred and be continuing under the Revolving Credit Agreement. If the Revolving Credit Agreement is terminated, the occurrence of any event or the existence of any circumstance which would have, had it occurred or existed prior to such termination, constituted an event of default, shall constitute an Event of Default hereunder; provided that if such termination results from Guarantor's execution and delivery of a new credit facility in replacement, restatement or substitution for the Revolving Credit Agreement, so long as (a) the terms of such new credit facility could not have a material adverse effect on the Banks, Guarantor or any material provision of the Loan Documents, (b) no Default or Event of Default exists or would result therefrom and (c) no violation or contravention of Regulation U or Regulation G exists or would result therefrom, the events of default set forth in such new credit facility shall be deemed to replace and be substituted for the events of default set forth in the Revolving Credit Agreement.

        SECTION 10.2 Effect of Event of Default. If any Event of Default described in Section 10.1.2 shall occur and be continuing, the Commitments with respect to such Borrower (or if such Event of Default relates to Guarantor, any Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) shall immediately terminate and all Liabilities of such Borrower shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Banks) declare the Commitments of such Borrower (or if such Event of Default relates to Guarantor, any Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) to be terminated and all Liabilities with respect to such Borrower to be due and payable, whereupon the Commitments with respect to such Borrower (or if such Event of Default relates to Guarantor, any Significant Subsidiary or Section 10.1.7, all Borrowers) (if they have not theretofore terminated) shall immediately terminate and all Liabilities with respect to such Borrower or all Borrowers, as the case may be, shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise such Borrower or all Borrowers, as the case may be, and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 13.1, the effect as an Event of Default of any event described in Section 10.1.2 may be waived by the written concurrence of the Banks holding 100% of the aggregate unpaid principal amount of the Loans, and the effect as an Event of Default of any other event described in this Section 10 may be waived as provided in
Section 13.1.


                              SECTION 11. THE AGENT

        SECTION 11.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any other Loan Document) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks. Under no circumstances shall the Administrative Agent have any fiduciary duties to any Bank or be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or to the other Loan Documents or applicable law.

        SECTION 11.2 Liability of the Administrative Agent. None of the Administrative Agent or any Agent-Related Person shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat a Bank as such until the Administrative Agent receives an executed Assignment Agreement entered into between a Bank and an Eligible Assignee pursuant to Section 12.1 hereof; (b) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) shall make no warranty or representation to any Bank and shall not be responsible to any Bank for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the other Loan Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including, without limitation, any books and records) of any Borrower; (f) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

        SECTION 11.3 Administrative Agent and Affiliates. With respect to the Loans made by it, BofA shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include BofA in its individual capacity. BofA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, Guarantor and any of its Subsidiaries and any Person who may do business with or own securities of Guarantor or any such Subsidiary, all as if BofA was not the Administrative Agent and without any duty to account therefor to the Banks.

        SECTION 11.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 7.3 hereof and
Section 3.7 of the Restated Guaranty and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 11.5 Indemnification. The Banks agree to indemnify the Administrative Agent and each Agent-Related Person (to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting any of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for their Percentage of any expenses (including reasonable counsel fees) incurred by the Administrative Agent (in its individual capacity as agent or in its capacity as representative of the Banks) in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or Guarantor. All obligations provided for in this Section 11.5 shall survive termination of this Agreement.

        SECTION 11.6 Successor Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by a majority of the Borrowers (which consent shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.


                   SECTION 12. ASSIGNMENTS AND PARTICIPATIONS

        SECTION 12.1  Assignments.

                (a) Each Bank shall have the right at any time to assign with the consent of Guarantor (on behalf of the Borrowers) and the Administrative Agent (which consent, in each case, will not unreasonably be withheld), to any Eligible Assignee, all or any part of such Bank's rights and obligations under this Agreement and each other Loan Document including its rights in respect of its Loans and Notes. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit H (an "Assignment Agreement"), duly executed by such Bank and the Eligible Assignee, and acknowledged by the Administrative Agent. Notwithstanding the foregoing, each Bank may make assignments to its Affiliates or to any Federal Reserve Bank without obtaining consent of the Administrative Agent.

                (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Bank including the Commitments, the Loans and the Notes, if any. Each assignment shall be in an amount equal to or in excess of $5,000,000 (except for assignments of the entire unpaid balance, if less than $5,000,000, of the Loans of a Bank or assignments to existing Banks). In the case of any such assignment, upon the fulfillment of the conditions in Section 12.1(c), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and such Eligible Assignee shall for all purposes be a Bank party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Bank hereunder.

                (c) An assignment shall become effective hereunder when all of the following shall have occurred:

                             (i)  the  Assignment   Agreement  shall  have  been
       executed by the assigning Bank and the Eligible Assignee,

                             (ii) the Assignment Agreement shall have been acknowledged by the Administrative Agent,

                             (iii) either the assigning Bank or the Eligible Assignee shall have paid a processing fee of $3,000 to the Administrative Agent for its own account; provided that the Eligible Assignee shall be solely responsible for such processing fee with respect to any assignment pursuant to Sections 5.8 and 13.2, and

                             (iv) the assigning Bank and the Administrative Agent shall have agreed upon a date upon which such assignment shall become effective. Upon such assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Eligible Assignee.

                (d) Upon the effectiveness of any assignment, the assigning Bank shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that any Borrower, any other Bank or the Administrative Agent have rights against such assigning Bank as a result of any default by such Bank under this Agreement). Promptly following the effectiveness of each assignment, the Administrative Agent shall furnish to the Borrowers and each Bank a revised Schedule 2.1, revised to reflect such assignment.

        SECTION 12.2  Participations.

                (a) Each Bank may grant participations in all or any part of its Loans, Commitments and, if applicable, the Notes to any commercial bank or other financial institution (other than insurance companies and Affiliates thereof unless consented to by Guarantor). A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Bank's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Banks under Section 13.1). Notwithstanding the foregoing, each participant shall have the rights of a Bank pursuant to Section 4.6. All amounts payable by any Borrower under this Agreement shall be determined as if the Bank had not sold such participation. In the event of any such sale by a Bank of participating interests to a participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                (b) Limitation of Rights of any Participant. Notwithstanding anything in the foregoing to the contrary,

                             (i) no participant shall have any direct rights hereunder,

                             (ii) the Borrowers, the Administrative Agent and the Banks, other than the selling Bank, shall deal solely with the selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the participant,

                             (iii) no participation shall relieve the selling Bank of any of its other obligations hereunder and such Bank shall remain solely responsible for the performance thereof, and

                             (iv) no participant, other than an affiliate of the selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without participant's consent, take any action which requires the consent of all of the Banks under Section 13.1.

        SECTION 12.3 Disclosure of Information. Each Borrower authorizes each Bank to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning such Borrower, Guarantor and its Subsidiaries which has been delivered to such Bank by such Borrower and/or Guarantor in connection with such Bank's credit evaluation of such Borrower prior to entering into this Agreement or which has been delivered to such Bank by such Borrower and/or Guarantor pursuant to this Agreement; provided, however, that each Bank, participant, assignee and Eligible Assignee shall execute a confidentiality agreement substantially in the form of Exhibit G in which it agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement in accordance with safe and sound banking and business practices and may make disclosure reasonably required by any bona fide participant, assignee or Eligible Assignee in connection with the contemplated transfer of any portion of the Loans or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process. For the purposes of this
Section 12.3, by execution of this Agreement each of the Banks shall be deemed to have agreed to and executed the confidentiality agreement contained in Exhibit G.

        SECTION 12.4 Foreign Transferees. If, pursuant to this Section 12, any interest in this Agreement or any Loans or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof or upon the request of the Administrative Agent, the transferor Bank shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer,

                (a) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent,

                (b) to represent to the Borrowers or the transferor Bank that under applicable law and treaties no Taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of the Loans or, if applicable, the Notes,

                (c) to furnish to the transferor Bank, the Administrative Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and

                (d) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) to provide the transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                            SECTION 13. MISCELLANEOUS

        SECTION 13.1 Waivers and Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Banks; provided, that no such amendment, modification or waiver:

                (a) which would modify any requirement hereunder that any particular action be taken by all Banks or by the Required Banks, shall be effective without the consent of each Bank;

                (b) which would modify this Section 13.1, change the definition of "Required Banks," change any Percentage for any Bank (except pursuant to an Assignment Agreement), reduce any fees, extend the maturity date of any Loan, reduce any rate of interest payable on the Loans or subject any Bank to any additional obligations, shall be effective without the consent of each Bank;

                (c) which would permit the release of all or any material portion of the Direct Collateral or Indirect Collateral or the release or termination of Guarantor's obligations in the aggregate, or any material obligation individually, under the Restated Guaranty, shall be effective without the consent of each Bank;

                (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loans, shall be effective without the consent of each Bank; or

                (e) which would affect adversely the interests, rights or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 11.6, shall be effective without consent of the Administrative Agent.

        SECTION 13.2 Failure to Consent. If any Bank shall fail to consent to any amendment, modification or waiver described in Section 13.1 (any such Bank being hereinafter referred to as a "Nonconsenting Bank") then in such case, Guarantor (on behalf of the Borrowers) may, upon at least five (5) Business Days' written notice to the Administrative Agent and such Nonconsenting Bank, designate a substitute lender (a "Substitute Bank") acceptable to the Administrative Agent in its sole discretion, to which such Nonconsenting Bank shall assign all (but not less than all) of its rights and obligations under the Loans and Commitment hereunder. Upon any assignment by any Bank pursuant to this
Section 13.2 becoming effective, the Substitute Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and the assigning Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 5.5, 11.5 and 13.4, and Sections 7.1 and 7.2 of the Restated Guaranty while such Non-Consenting Bank was a Bank); provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Nonconsenting Bank shall be paid in full as of the date of such assignment. Notwithstanding the foregoing, in the event that in connection with any amendment, modification or waiver more than one Bank is a Nonconsenting Bank, the Borrowers may not require one Bank to assign its rights and obligations to a Substitute Bank unless all Nonconsenting Banks are required to make such an assignment. Notwithstanding any Nonconsenting Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 13.2, the Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement and the Substitute Bank substituted therefor upon payment to the Nonconsenting Bank by the Substitute Bank of all amounts set forth in this Section 13.2 without any further action of the Nonconsenting Bank.

        SECTION 13.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgement pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent, the Borrowers and Guarantor. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and, in the case of telex, the appropriate answerback is received, (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative Agent under Sections 2, 3, 4 and 10 shall not be effective until received by the Administrative Agent.

SECTION 13.4 Indemnity. The Borrowers agree, jointly and severally, to indemnify each Bank, its Affiliates and each of their respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement, the other Loan Documents, or any actual or proposed use of the proceeds of the Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrowers and Guarantor provided for in this Section 13.4 shall survive termination of this Agreement.

        SECTION 13.5 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as a Person referenced in such a provision has one or more Subsidiaries.

        SECTION 13.6 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

        SECTION 13.7 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE LOANS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE BORROWERS AND GUARANTOR AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE LIABILITIES EXPRESSED HEREIN OR IN THE OTHER LOAN DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

        SECTION 13.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Closing Date hereof, and at such time the Administrative Agent shall notify the Borrowers and each Bank.

SECTION 13.9 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER (A) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION
13.9. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT OR THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY BORROWER, THE ADMINISTRATIVE AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 13.9 AS WELL AS ANY RIGHT IT OR THEY MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE ADMINISTRATIVE AGENT, EACH BANK AND EACH BORROWER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

        SECTION 13.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrowers may not assign or transfer their rights or obligations under this Agreement or any other Loan Document without the prior written consent of all Banks, and the rights of the Banks to make assignments or grant participations are subject to the provisions of Section 12.

        SECTION 13.11 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        SECTION 13.12 Replacement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement, and each of the Notes amends and restates and is issued in substitution for each of the notes issued by the Borrowers to the Administrative Agent, for the benefit of the banks party to the Existing Credit Agreement, pursuant to the Existing Credit Agreement. Upon the effectiveness of this Agreement: (a) the Administrative Agent shall return to each of the Borrowers such Borrowers existing note delivered pursuant to the Existing Credit Agreement, such notes to be marked replaced to indicate that such notes have been replaced by the Notes and (b) all loans made pursuant to the Existing Credit Agreement and outstanding on such date shall be deemed to be Loans hereunder, shall be evidenced by the Notes and shall be entitled to all of the benefits and bear all of the obligations of this Agreement. Each Bank (or the Administrative Agent on its behalf) is authorized to enter on its Note issued pursuant to this Agreement the information marked on its existing note so returned to the Borrower.

        Executed as of the day and year first above written at Chicago, Illinois.



                                              BORROWERS:


                                              LAUREN E. CUNEO
                                              IRREVOCABLE TRUST


                                              By:/s/Brian J. O'Connell
                                                 -------------------------------
                                                 Brian J. O'Connell, Trustee


                                              MATTHEW R. CUNEO
                                              IRREVOCABLE TRUST


                                              By:/s/Brian J. O'Connell
                                                 -------------------------------
                                                 Brian J. O'Connell, Trustee


                                              MICHAEL D. CUNEO
                                              IRREVOCABLE TRUST


                                              By:/s/Brian J. O'Connell
                                                 -------------------------------
                                                 Brian J. O'Connell, Trustee



                                              THE HEATHER DAWN HILBERT
                                              IRREVOCABLE TRUST


                                              By:/s/Stephen C. Hilbert
                                                 -------------------------------
                                                 Stephen C. Hilbert, Trustee

                                              THE THOMAS C. HILBERT
                                              IRREVOCABLE TRUST



                                              By:/s/Stephen C. Hilbert
                                                 -------------------------------
                                                 Stephen C. Hilbert, Trustee



                                              THE THOMAS C. HILBERT
                                              IRREVOCABLE TRUST II



                                              By:/s/Stephen C. Hilbert
                                                 -------------------------------
                                                 Stephen C. Hilbert, Trustee



                                              THE TODD S. HILBERT
                                              IRREVOCABLE TRUST



                                              By:/s/Stephen C. Hilbert
                                                 -------------------------------
                                                 Stephen C. Hilbert, Trustee



                                              CHRISTOPHER L. MYERS
                                              IRREVOCABLE TRUST



                                              By:/s/Stephen C. Hilbert
                                                 -------------------------------
                                                 Stephen C. Hilbert, Trustee



                                              HEATHER N. INLOW
                                              IRREVOCABLE TRUST


                                              By:         /S/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow, Co-Trustee

                                              JASON L. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                    Thomas A. Withrow



                                              JEREMY H. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow



                                              SARAH C. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow, Co-Trustee



                                              JESSE A. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow, Co-Trustee


                                              The David J. Barra Living Trust
                                              dated April 16, 1997


                                              By:/s/David J. Barra
                                                 -------------------------------
                                                 David J. Barra, Trustee

                                                 /s/Louis P. Ferrero
                                                 -------------------------------
                                                 Louis P. Ferrero


                                                 /s/M. Phil Hathaway
                                                 -------------------------------
                                                 M. Phil Hathaway


                                                 /s/Karl W. Kindig
                                                 -------------------------------
                                                 Karl W. Kindig


                                                 /s/James J. Larkin
                                                 -------------------------------
                                                 James J. Larkin


                                                 /s/Richard Maybin
                                                 -------------------------------
                                                 Richard Maybin


                                                 /s/Dennis M. McComb
                                                 -------------------------------
                                                 Dennis M. McComb


                                                 /s/Gary S. Michaels
                                                 -------------------------------
                                                 Gary S. Michaels


                                                 /s/Susan Morisato
                                                 -------------------------------
                                                 Susan Morisato


                                                 /s/Daniel J. Murphy
                                                 -------------------------------
                                                 Daniel J. Murphy


                                                 /s/John M. Mutz
                                                 -------------------------------
                                                 John M. Mutz


                                                 /s/Timothy F. O'Keefe
                                                 -------------------------------
                                                 Timothy F. O'Keefe


                                                 /s/H. Don Rutherford
                                                 -------------------------------
                                                 H.Don Rutherford


                                                 /s/John J. Sabl
                                                 -------------------------------
                                                 John J. Sabl

                                                 /s/Steven H. Schouweiler
                                                 -------------------------------
                                                 Steven H. Schouweiler


                                                 /s/John R. Sharpe
                                                 -------------------------------
                                                 John R. Sharpe


                                                 /s/Christopher L. Weaver
                                                 -------------------------------
                                                 Christopher L. Weaver


                                                 /s/Nancy D. Weaver
                                                 -------------------------------
                                                 Nancy D. Weaver



                                              DPM, Ltd.


                                              By:/s/Dennis E. Murray, Sr.
                                                 -------------------------------
                                                 Dennis E. Murray, Sr., General
                                                 Partner

                                                 /s/Margaret A. Murray
                                                 -------------------------------
                                                 Margaret A. Murray, General
                                                 Partner



                                              JLT, LP


                                              By:/s/Rollin M. Dick
                                                 -------------------------------
                                                 Rollin M. Dick, General Partner


                                                 /s/Ngaire E. Cuneo
                                                 -------------------------------
                                                 Ngaire E. Cuneo


                                                 /s/Richard M. Cuneo
                                                 -------------------------------
                                                 Richard M. Cuneo


                                                 /s/Donald F. Gongaware
                                                 -------------------------------
                                                 Donald F. Gongaware


                                                 /s/James D. Massey
                                                 -------------------------------
                                                 James D. Massey

                                              JASON L. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                    Thomas A. Withrow



                                              JEREMY H. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow



                                              SARAH C. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow, Co-Trustee



                                              JESSE A. INLOW
                                              IRREVOCABLE TRUST


                                              By:     /s/
                                                 -------------------------------
                                                 NBD Bank, N.A., Co-Trustee

                                                 /s/Thomas A. Withrow
                                                 -------------------------------
                                                 Thomas A. Withrow, Co-Trustee


                                              The David J. Barra Living Trust
                                              dated April 16, 1997


                                              By:/s/David J. Barra
                                                 -------------------------------
                                                 David J. Barra, Trustee

                                                 /s/Louis P. Ferrero
                                                 -------------------------------
                                                 Louis P. Ferrero


                                                 /s/M. Phil Hathaway
                                                 -------------------------------
                                                 M. Phil Hathaway


                                                 /s/Karl W. Kindig
                                                 -------------------------------
                                                 Karl W. Kindig


                                                 /s/James J. Larkin
                                                 -------------------------------
                                                 James J. Larkin


                                                 /s/Richard Maybin
                                                 -------------------------------
                                                 Richard Maybin


                                                 /s/Dennis M. McComb
                                                 -------------------------------
                                                 Dennis M. McComb


                                                 /s/Gary S. Michaels
                                                 -------------------------------
                                                 Gary S. Michaels


                                                 /s/Susan Morisato
                                                 -------------------------------
                                                 Susan Morisato


                                                 /s/Daniel J. Murphy
                                                 -------------------------------
                                                 Daniel J. Murphy


                                                 /s/John M. Mutz
                                                 -------------------------------
                                                 John M. Mutz


                                                 /s/Timothy F. O'Keefe
                                                 -------------------------------
                                                 Timothy F. O'Keefe


                                                 /s/H. Don Rutherford
                                                 -------------------------------
                                                 H.Don Rutherford


                                                 /s/John J. Sabl
                                                 -------------------------------
                                                 John J. Sabl

                                                 /s/Steven H. Schouweiler
                                                 -------------------------------
                                                 Steven H. Schouweiler


                                                 /s/John R. Sharpe
                                                 -------------------------------
                                                 John R. Sharpe


                                                 /s/Christopher L. Weaver
                                                 -------------------------------
                                                 Christopher L. Weaver


                                                 /s/Nancy D. Weaver
                                                 -------------------------------
                                                 Nancy D. Weaver



                                              DPM, Ltd.


                                              By:/s/Dennis E. Murray, Sr.
                                                 -------------------------------
                                                 Dennis E. Murray, Sr., General
                                                 Partner

                                                 /s/Margaret A. Murray
                                                 -------------------------------
                                                 Margaret A. Murray, General
                                                 Partner



                                              JLT, LP


                                              By:/s/Rollin M. Dick
                                                 -------------------------------
                                                 Rollin M. Dick, General Partner


                                                 /s/Ngaire E. Cuneo
                                                 -------------------------------
                                                 Ngaire E. Cuneo


                                                 /s/Richard M. Cuneo
                                                 -------------------------------
                                                 Richard M. Cuneo


                                                 /s/Donald F. Gongaware
                                                 -------------------------------
                                                 Donald F. Gongaware


                                                 /s/James D. Massey
                                                 -------------------------------
                                                 James D. Massey

                                                 /s/David R. Decatur
                                                 -------------------------------
                                                 David R. Decatur


                                                 /s/James S. Adams
                                                 -------------------------------
                                                 James S. Adams


                                                 /s/William T. Devanney, Jr.
                                                 -------------------------------
                                                 William T. Devanney, Jr.


                                                 /s/Pamela L. Devanney
                                                 -------------------------------
                                                 Pamela L. Devanney


                                                 /s/Thomas J. Kilian
                                                 -------------------------------
                                                 Thomas J. Kilian



                                              MARYJOSC, LP


                                              By:/s/Rollin M. Dick
                                                 -------------------------------
                                                 Rollin M. Dick, General Partner



                                              Meyers, LP


                                              By:/s/Thomas Meyers
                                                 -------------------------------
                                                 Thomas Meyers, General Partner


                                                 /s/Maxwell E. Bublitz
                                                 -------------------------------
                                                 Maxwell E. Bublitz


                                                 /s/Albert Gutierrez
                                                 -------------------------------
                                                 Albert Gutierrez




                                              DANCING BEARS, L.P.



                                              By:/s/Albert Gutierrez
                                                 -------------------------------
                                                 Albert Gutierrez, General
                                                 Partner

                                                 /s/Gregory J. Hahn
                                                 -------------------------------
                                                 Gregory J. Hahn


                                                 /s/Thomas A. Meyers
                                                 -------------------------------
                                                 Thomas A. Meyers


                                                 /s/Beth R. Meyers
                                                 -------------------------------
                                                 Beth R. Meyers


                                                 /s/Andrew W. Hubregsen
                                                 -------------------------------
                                                 Andrew W. Hubregsen


                                                 /s/Donald Max Collins
                                                 -------------------------------
                                                 Donald Max Collins


                                                 /s/W. Michael Wells
                                                 -------------------------------
                                                 W. Michael Wells


                                                 /s/Fred Crosley
                                                 -------------------------------
                                                 Fred Crosley


                                                 /s/Lynn C. Tyson
                                                 -------------------------------
                                                 Lynn C. Tyson


                                                 /s/L. Gregory Gloeckner
                                                 -------------------------------
                                                 L. Gregory Gloeckner


                                                 /s/Jon P. Newsome
                                                 -------------------------------
                                                 Jon P. Newsome



                                              ADMINISTRATIVE AGENT:


                                              BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION


                                              By:/s/Michael T. Ernst
                                                 -------------------------------
                                                 Michael T. Ernst
                                                 Vice President

                                              BANKS:

                                              BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION


                                              By:/s/Michael T. Ernst
                                                 -------------------------------
                                                 Michael T. Ernst
                                                 Vice President



                                              FIRST UNION NATIONAL BANK


                                              By:/s/Gail A. Golightly
                                                 -------------------------------
                                                 Gail A. Golightly
                                                 Sr. Vice President



                                              FLEET NATIONAL BANK


                                              By:/s/James H. Stearne
                                                 -------------------------------
                                                 James H. Stearne
                                                 Sr. Vice President



                                              NATIONSBANK, N.A.


                                              By:/s/Gregory A. Seib
                                                 -------------------------------
                                                 Gregory A. Seib, Officer



                                              THE LONG-TERM CREDIT BANK OF JAPAN


                                              By:/s/Richard E. Stahl
                                                 -------------------------------
                                                 Richard E. Stahl
                                                 Executive Vice President



                                              DEUTSCHE BANK AG


                                              By:/s/John S. McGill
                                                 -------------------------------
                                                 John S. McGill, Vice President

                                                 /s/Nicole J. Holzapfel
                                                 -------------------------------
                                                 Nicole J. Holzapfel
                                                 Assistant Vice President



                                              SUN TRUST BANK


                                              By:/s/Christopher A. Black
                                                 -------------------------------
                                                 Christopher A. Black
                                                 Vice President

                         ACCEPTANCE AND ACKNOWLEDGEMENT


         CONSECO, INC. hereby acknowledges and agrees to make such deliveries as are required by it and comply with the covenants and other provisions applicable to it contained in this Agreement.


                                              CONSECO, INC.



                                              By:/s/Rollin M. Dick
                                                 -------------------------------
                                                 Rollin M. Dick
                                                 Executive Vice President

                                    EXHIBIT A

                                  FORM OF NOTE


                                                               Chicago, Illinois
$__________                                                      August 26, 1997



                  The undersigned, FOR VALUE RECEIVED, promises to pay to the order of Bank of America National Trust and Savings Association, for the benefit of the Banks (as defined below) at 231 South LaSalle Street, Chicago, Illinois 60697, [INSERT PRINCIPAL AMOUNT ($__________)] or, if less, the aggregate unpaid principal amount of all Loans made by the Banks to the undersigned pursuant to the Restated Credit Agreement referred to below. The principal amount due under this Note shall be due and payable on the Termination Date.

                  The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Restated Credit Agreement.

                  Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

                  This Note is a Note described in, and is subject to the terms and provisions of, that certain Amended and Restated Credit Agreement, dated as of August 26, 1997 (as the same may be further amended or modified, the "Restated Credit Agreement"), among the individuals listed as borrowers on the signature pages thereto, the financial institutions who are or from time to time become party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. Terms used herein without definition shall have the meanings ascribed to them in the Restated Credit Agreement. Reference is hereby made to the Restated Credit Agreement and the other Loan Documents for a statement of the prepayment rights and obligations of the undersigned, the nature and extent of the collateral security and the rights of the parties to the Restated Credit Agreement and the other Loan Documents in respect of such collateral security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.

                  In addition to and not in limitation of the foregoing and the provisions of the Restated Credit Agreement and the other Loan Documents, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses actually incurred, including, without limitation, reasonable attorneys' fees and legal expenses, by the holder of this
Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                  This Note constitutes a renewal and restatement of, and a replacement and substitute for, the Note dated November 22, 1996 of the undersigned, payable to the order of Bank of America National Trust and Savings Association, for the benefit of the Banks, in the principal amount of [$ INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTE"] (the "Existing Note"). The indebtedness evidenced by the Existing Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Existing Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Banks against any guarantor, surety or other party primarily or secondarily liable for such indebtedness. (1)

                  All  parties  hereto,   whether  as  makers,   endorsers,   or
otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                  THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.



                                             [INSERT NAME OF BORROWER



                                             By:___________________________
                                             Title:________________________]

                                             [------------------------------
                                             INSERT NAME OF INDIVIDUAL BORROWER]

------------------
(1) Inserted in Notes of Existing Borrowers only.

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING


Bank of America National Trust
  and Savings Association, as
  Administrative Agent for
  the Banks
231 S. LaSalle Street
Chicago, Illinois 60697

Attention:  Ms. Debra Basler

Ladies and Gentlemen:

                  This Notice of Borrowing is delivered to you pursuant to Sections 2.2 and 9.2.1 of the Amended and Restated Credit Agreement, dated as of August 26, 1997 (as the same may be further amended or modified, the "Restated Credit Agreement"), among the individuals listed as borrowers on the signature pages thereto (the "Borrowers"), the financial institutions who are or from time to time become party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Restated Credit Agreement.

                  Conseco, Inc., an Indiana corporation (the "Guarantor") (on behalf of the Borrowers set forth on Annex I hereto) hereby requests that [a Loan] [Loans] be made in the aggregate principal amount of $ on , 19 (the "Borrowing Date").** The [Loan] [Loans] represented by this Borrowing shall be [Offshore Rate Loan[s] having an Interest Period of [one] [two] [three] [six] months] [Base Rate Loan[s]].***

                  The Guarantor (individually and on behalf of the Borrowers set forth on Annex I hereto) hereby certifies and

--------------------

     ** Notice must be received by 11:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) on the requested Borrowing Date, in the case of Base Rate Loans. The requested Borrowing Date must be the same for all Borrowers and must be a Business Day.

   ***   Select appropriate interest rate option.

warrants that on the Borrowing Date, after giving effect to the making of such Loan[s]:

                  (a) No Default  exists or will  result from the making of such
             Loan[s], and no Default (as defined under the Revolving Credit Agreement) has occurred and is continuing.


                  (b) The representations and warranties of the Borrowers contained in Section 7 of the Restated Credit Agreement and the representations and warranties of the Guarantor contained in
             Article III of the Restated Guaranty and the other Loan Documents, are true and correct with the same effect as though made on the Borrowing Date.

                  (c) No Material Litigation exists.

                  (d) No Material  Adverse Change has occurred and is continuing as to the Guarantor or any Borrower since the date of the most recent respective financial statements of the Guarantor and each such Borrower delivered to the Banks pursuant to the terms of the Restated Guaranty or the Restated Credit Agreement, respectively.

                  (e) The  Collateral  Ratio as to each  Borrower  set  forth on
             Annex I hereto,  after giving effect to such  Loan[s],  is at least
             2.0 to 1.0.

                  (f) The total number of shares of common stock of the Guarantor and/or PRIDES purchased or to be purchased by each Borrower set forth on Annex I hereto with proceeds of the Loan[s] to be made to such Borrower is set forth on Annex III hereto.

                  The Guarantor (individually and on behalf of the Borrowers) agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Guarantor, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

                  Please wire transfer the proceeds of the Borrowing to the accounts of the following persons as set forth on Annex II hereto.

                  The Guarantor (individually and on behalf of the Borrowers set forth on Annex I hereto) has caused this Notice of Borrowing to be executed and delivered by its Responsible Officer, and the certification and warranties contained herein to be made this _____ day of _________ 19___.

                                                 CONSECO, INC.
                                                By:_________________________
                                                Its:____________________________

                                     ANNEX I


                                                             Principal Amount of
Name of Borrower                                             Requested Borrowing
----------------                                             -------------------

                                    ANNEX II



Amount to be            Person to be Paid                    Name, Address, etc.
                    --------------------------
Transferred         Name           Account No.               of Transferee Bank
-----------         ----           -----------               -------------------

$__________        _______________  __________               ___________________
                                                             ___________________
                                                             Attention:_________

$__________        _______________  __________               ___________________
                                                             ___________________
                                                             Attention:_________

Balance of         The Borrower ______________               ___________________
such proceeds                                                ___________________
                                                             Attention:_________

                                    ANNEX III



                                                         Capital Stock Purchased

Borrower                                           Common Stock           PRIDES
--------                                           ------------           ------

                                    EXHIBIT C

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


Bank of America National Trust
  and Savings Association, as
  Administrative Agent for
  the Banks
231 S. LaSalle Street
Chicago, Illinois 60697

Attention:  Ms. Debra Basler

Ladies and Gentlemen:


                  This Notice of Conversion/Continuation is delivered to you pursuant to Section 2.4 of the Amended and Restated Credit Agreement, dated as of August 26, 1997 (as the same may be further amended or modified, the "Restated Credit Agreement"), among the individuals listed as borrowers on the signature pages thereto (the "Borrowers"), the financial institutions who are or from time to time become party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Restated Credit Agreement.

                  Conseco, Inc., an Indiana corporation (the "Guarantor") (on behalf of the Borrowers set forth on Annex I hereto) requests that on __________, 199_,****

                  (1) the respective Dollar amount indicated on Annex I hereto of each such Borrower's presently outstanding principal amount of the


     --------------------
     ****   Notice  of   Conversion/Continuation   must  be
            received by the Administrative Agent not later than 9:00 A.M. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date if Loans are converted into or continued as Offshore Rate Loans, and (ii) one Business Day in advance of the Conversion/Continuation Date if Loans are converted into or continued as Offshore Rate Loans, and (ii) one Business Day in advance of the Conversion/Continuation Date if Loans are converted into Base Rate Loans.

         Loans originally made on the date specified on Annex I hereto with respect to such Borrower,

                  (2) and all presently being maintained as [Offshore Rate Loans] [Base Rate Loans], *****

                  (3) be [converted into] [continued as], ******

                  (4) [Offshore Rate Loans having an Interest Period of [1] [2] [3] [6] months] [Base Rate Loans].*******

                  The Guarantor (on behalf of itself and the Borrowers) hereby represents and warrants that no Default has occurred and is continuing or after giving effect to the conversion or continuation requested herein, will have occurred.

                  Except to the extent, if any, that prior to the time of the conversion or continuation requested hereby, the Administrative Agent shall receive written notice to the contrary from the Guarantor (on behalf of the Borrowers), each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

                  The Borrower has caused this Notice of Conversion/Continuation to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this ____ day of ________, 199_.

                                                   CONSECO, INC.

                                                    By:_________________________
                                                    Its:________________________


--------------------
     *****   Select  appropriate  interest rate option.
     ******  Select appropriate conversion/continuation  option.
     ******* Select appropriate  interest  rate  option.   After  giving  effect
             to any conversion or continuation, there may not be more than one (1) Interest Period in effect for all Loans.

                                     ANNEX I

                              Principal Amount of                Date Loans
                              Loans to be [Converted]            were originally
Name of Borrower              [Continued]                        made
----------------              -----------                        ----

                                    EXHIBIT D

               FORM OF REAFFIRMATION AGREEMENT OF PLEDGE AGREEMENT


                  THIS REAFFIRMATION AGREEMENT (this "Agreement"), dated as of August 26, 1997, among the individuals listed as pledgors on the signature pages hereto (herein, collectively called the "Pledgors" and each individually, a "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (each as hereinafter defined). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Restated Credit Agreement referred to below.

                  WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of August 26, 1997 (as the same may be further amended or modified, the "Restated Credit Agreement"), among the Pledgors, the financial institutions who are or from time to time become party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent"), the Pledgors, the Banks and the Administrative Agent have agreed to amend and restate the terms of that certain Credit Agreement, dated as of May 13, 1996 (as amended or modified through the date hereof, the "Existing Credit Agreement"), among certain of the Pledgors, the banks party thereto, and the Administrative Agent;

                  WHEREAS, certain of the Pledgors and the Administrative Agent are parties to that certain Borrower Pledge Agreement dated as of May 13, 1996 (the "Existing Pledge Agreement"); and

                  WHEREAS, as a condition precedent to the Banks and the Administrative Agent entering into the Restated Credit Agreement, each of the Pledgors has agreed to execute and deliver this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1 Acknowledgment. Each Pledgor hereby acknowledges that all references made in the Existing Pledge Agreement to "Loans" and "Liabilities" shall be deemed to include, without limitation, all Loans and Liabilities (each as defined in the Restated Credit Agreement, as the same may be amended and modified from time to time).

                  SECTION 2 Amendment. Each Pledgor hereby agrees that (i) that all references made in the Existing Pledge Agreement to "Pledgor(s)" shall be deemed to include a reference to Pledgor(s) (as such term is defined in the Agreement), and (ii) Schedule 1 of the Existing Pledge Agreement is amended to read in its entirety as set for in Schedule 1 of this Agreement. Each Pledgor acknowledges and agrees that it is subject as a "Pledgor" to the terms and provisions of the Existing Pledge Agreement as herein amended and modified.

                  SECTION 3 Direction Letter. Each Pledgor agrees not to revoke, in whole or in part, any direction letter delivered to Ladenburg, Thalman & Co., Inc. in connection with the Existing Pledge Agreement, which directs Ladenburg, Thalman & Co., Inc. upon the settlement of open market purchases of shares of Conseco, Inc.'s common stock or PRIDES, purchased with proceeds of the Loans, to be registered and delivered to the Administrative Agent.

                  SECTION 4 Reaffirmation. Each Pledgor hereby reaffirms all duties and obligations owed by it to the Administrative Agent and the Banks pursuant to the Existing Pledge Agreement as herein amended and modified.

                  SECTION 5 Documents to Remain in Effect. Except as amended and modified herein, the Existing Pledge Agreement remains in full force and effect.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                         PLEDGORS:


                          [Insert Pledgors' Signatures]



                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as
                           Administrative Agent


                           By:
                           Name:
                           Title:

                                   SCHEDULE 1


                            LISTING OF STOCK PLEDGED

                                                                       Number of
Borrower                            Certificate No.                      Shares
--------                            ---------------                   ----------

                                    EXHIBIT G

                         FORM OF CONFIDENTIALITY LETTER


To:        Potential Participants

Date:      ___________, 19____

Re:        Conseco, Inc.
           Confidentiality Letter

                  You   have   expressed   interest   in  the   possibility   of
participating in the financing of a transaction ("Transaction") involving Conseco, Inc., an Indiana corporation (the "Company"), and certain of Conseco's officers and directors (collectively, the "Borrowers"). In this connection you have requested that we, the Company and the Borrowers furnish you with certain non-public information relating to the Company and the Borrowers, and make available certain of our officers and those of the Company to discuss such information and to answer your inquiries. As a condition to furnishing you with such information, we, the Company and the Borrowers require that you agree to treat confidentially such information and any other information which we, the Company or any of the Company's representatives or agents furnish to you or to which you are afforded access (collectively, the "Evaluation Material") and to abstain from taking certain actions, as set forth below.

                  You agree that the  Evaluation  Material  and all  information derived, directly or indirectly, therefrom shall be held and treated by you and your agents and employees and persons retained and engaged by you (collectively, your "Agents") in utmost and strictest confidence as provided herein, and shall not, without the prior written consent of the Company or as provided herein, be disclosed by you or your agents in any manner whatsoever, in whole or in part, or used by you or your agents other than for the purposes of evaluating the Transaction in, and assignment and participation of, the loans. You understand that the disclosure of any information regarding pricing, tenor, members of the bank group or any other terms of the Transaction to the press or any other third party is a violation of this Confidentiality Letter, unless such information is already public or unless it is in connection with the assignment or participation of the loans to a party which has executed a Confidentiality Letter substantially in the form hereof. You agree that the Borrowers and the Company shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph in addition to any right at law to damages.

                  Notwithstanding anything to the contrary herein, you may disclose the Evaluation Material: (i) that consists of information that has been filed with, and made public and generally available by, any governmental agency, or which has otherwise been publicly disclosed, (ii) to regulatory authorities having jurisdiction to examine your books and records, (iii) pursuant to subpoena or other legal process or as otherwise required by law, and (iv) to your counsel and auditors in connection with matters concerning the Transaction.

                  If you are required in connection with judicial or governmental proceedings to disclose the Evaluation Material, it is agreed that you will provide the Company and such Borrower, as the case may be, with prompt prior notice of such requirement (unless prohibited from doing so by applicable law) so that the Company or such Borrower may seek an appropriate protective order or waive your compliance with the provisions of this letter.

                  You agree that should you decline to participate in the Transaction or should the transaction not be consummated for any reason, you will either return to us or destroy all of the Evaluation Material and all information derived therefrom in your possession and in the possession of your Agents, without retaining any copy, summary or extract thereof on any storage medium whatsoever.

                  The undertakings in this letter have been made for the benefit of the Company and the Borrowers and may be relied upon and enforced by the Company and the Borrowers to the same extent as if the Company and the Borrowers were an express party to this letter.

                  Please acknowledge your understanding of this Confidentiality Letter and your willingness to abide by its provisions by signing below and returning by telecopy to:

                                    ------------------------------
                                    Attn:  _______________________
                                    Facsimile:  __________________

Sincerely,

_________________________________


By: _____________________________
Print Name: _____________________
Title: __________________________


Agreed and Acknowledged this
_____ day of __________, 19__.


------------------------------



By: _____________________________
Print Name: _____________________
Title: __________________________
Institution: ____________________

                                    EXHIBIT H

                          FORM OF ASSIGNMENT AGREEMENT


                  This Assignment Agreement (the "Assignment") is entered into as of this __________ day of ____________, 19__ between ___________________
_____________________________________, the assigning bank (the "Assigning Bank")
and  ________________________________________,  the assignee  (the  "Assignee").
This Assignment is made pursuant to that certain Amended and Restated Credit Agreement (as the same may be further amended or modified, called the "Restated Credit Agreement"), dated as of August 26, 1997, among the individuals listed as borrowers on the signature pages thereto (herein, collectively called, the "Borrowers" and each individually, a "Borrower"), the financial institutions party thereto (the "Banks") and Bank of America National Trust and Savings Association as administrative agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, all terms used herein shall have the meanings ascribed in the Restated Credit Agreement.

                  In consideration of the respective representations, covenants and agreements contained in this Assignment, the Restated Credit Agreement and the Notes, if any, and in consideration of the respective undertakings of all of the parties to the transaction described herein and therein, the Assigning Bank and the Assignee hereby covenant and agree as follows:

                              TERMS OF ASSIGNMENT


                  Section 1.  Sale of the Assigned Rights and
Obligations.

                  Under the Restated Credit Agreement, a copy of which has been furnished to the Assignee, the Assigning Bank has agreed to make loans in an aggregate amount not to exceed $___________ (collectively, the "Loans"). The Loans made or to be made to each Borrower are evidenced by a Note of such Borrower (collectively, the "Notes") pursuant to the terms and provisions of the Restated Credit Agreement. For good and valuable consideration, as of the Effective Date (as hereinafter defined), the Assigning Bank hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assigning Bank, the Assigned Rights and Obligations (as hereinafter defined). For purposes of this Assignment, the "Assigned Rights and Obligations" shall mean that portion of the Assigning Bank's rights and obligations under the Restated Credit Agreement and each of the other Loan Documents which the Assigning Bank is assigning hereunder, including its rights in respect of the Loans and the Notes. The percentage of the rights and obligations of the Assigning Bank which are being assigned to the Assignee hereunder shall be ____% totaling $______.

                  Section 2. Effective Date. This Assignment shall become effective (the "Effective Date") when all of the following have occurred: (i) this Assignment has been executed by the parties hereto, (ii) the Assignment has been acknowledged by the Administrative Agent and Conseco, Inc., an Indiana corporation (on behalf of the Borrowers), (iii) either the Assigning Bank or the Assignee has paid a processing fee of $3,000 to the Administrative Agent for its own account and (iv) the Assigning Bank and the Administrative Agent have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the Assigning Bank in proportion to the percentage of the Assigning Bank's rights transferred, to the Assignee; however, the interest, fees and other amounts which accrued prior to the Effective Date shall be payable for the account of the Assigning Bank.

                  Section 3. Collateral. The Loans (and the resulting Assigned Rights and Obligations) are secured only to the extent provided in the Restated Credit Agreement and the other Loan Documents. The Assignee shall have no interest in any property in the Assigning Bank's possession or control, or in any deposit held or other indebtedness owing to the Assigning Bank, which may be or become collateral for or otherwise available for payment of the Loans by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by the Assigning Bank or by reason of the right of set-off, counterclaim or otherwise, except that if such interest is provided for in provisions of the Restated Credit Agreement regarding sharing of set-off, the Assignee shall have the same rights as any other Bank that is a party to the Restated Credit Agreement.

                  Section 4. No Warranty or Recourse. The sale, transfer, assignment and delegation of the Assigned Rights and Obligations is made without warranty or recourse against the Assigning Bank of any kind, except that the Assigning Bank warrants that it has not sold or otherwise transferred any other interest in the Assigned Rights and Obligations to any other party and that it is the owner of the interests being sold by it hereunder free and clear of any adverse claim. The Assigning Bank may, however, have sold and may hereafter sell participation in, or may have assigned or may hereafter assign, portions of its interest in the Loans and the Restated Credit Agreement that in the aggregate (together with the portion assigned hereby), do not exceed 100% of the Assigning Bank's original interest in the Loans and the Restated Credit Agreement.

                  Section 5. Representations, Covenants and Warranties. To induce each other to enter into this Assignment, the Assigning Bank and the Assignee each represents and warrants to, and covenants and agrees with, the other, and for the benefit of the Administrative Agent, as follows:

                  (a) Existence. Each of the Assigning Bank and the Assignee warrants that it is an entity duly existing under the laws of the United States or the jurisdiction of its incorporation, as applicable.

                  (b) Authority. Each of the Assigning Bank and the Assignee warrants that it is duly authorized to execute, deliver and perform this Assignment and the Restated Credit Agreement.

                  (c) Valid and Binding. Each of the Assigning Bank and the Assignee warrants that all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment, and to constitute the same its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), have been done and performed and have occurred in due and strict compliance with all applicable laws.

                  (d) Purchasing for Own Interest. The Assignee warrants and covenants that it is purchasing and assuming all of the Assigned

         Rights and Obligations purchased hereunder in the ordinary course of making loans in its commercial lending business and not with a view to, or for sale in connection with, any distribution of its Assigned Rights and Obligations acquired hereunder, nor with any present intention of distributing or selling such Assigned Rights and Obligations, in each case in any manner which would require registration of any of the Assigned Rights and obligations under the Securities Act of 1933 or any "blue sky" laws.

                  (e) Credit Analysis by the Assignee. The Assignee warrants and covenants that it has, independently and without reliance upon the Administrative Agent, the Assigning Bank or any other Bank, and based upon such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis and decision to engage in this Assignment and the transactions contemplated hereby, and the Assignee expressly acknowledges that the Assigning Bank has made no representation or warranty, express or implied, as to the accuracy or completeness of any of such financial statements or other documents and information. The Assignee further agrees that it will, independently and without reliance upon the Administrative Agent, the Assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Credit Agreement.

                  (f) Enforceability, etc. The Assignee warrants that the Assigning Bank has made no representation or warranty, and no representation or warranty shall be implied, as to performance by any Borrower of any of its obligations under the Assigned Rights and Obligations or Restated Credit Agreement or as to the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of the Assigned Rights and Obligations, Loans and the Restated Credit Agreement, or any document or instrument purported to be executed and delivered in connection therewith, other than as set forth in Section 4 hereof.

                  (g) Receipt of Documents. The Assignee warrants that it has received a copy of the Restated Credit Agreement, the financial statements referred to in the Restated Credit Agreement and such other documents executed in connection with the Restated Credit Agreement as it has deemed appropriate to make its own credit analysis and decisions to enter into this Assignment.

                  (h) Eligible Assignee. The Assignee confirms that it is an Eligible Assignee.

                  (i) Appointment of Agent. The Assignee hereby appoints and authorizes the Administrative Agent, together with any successors or assigns thereof pursuant to the terms and conditions of the Restated Credit Agreement, to take such action as agent on its behalf and to exercise such powers under the Restated Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                  (j) Lending Offices. The Assignee hereby identifies the offices set forth underneath its signature hereon as its Lending Offices (together with the appropriate addresses for such offices) and notice address for purposes of the Restated Credit Agreement.

                  (k) Securities Laws. The Assigning Bank and the Assignee each acknowledges that this Assignment does not constitute the sale of a "security" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

                  (l) Retained Commitments. The Assignee acknowledges that the Assigning Bank's loans and commitments not assigned hereunder, if any, may be retained by the Assigning Bank for its own account and shall be excluded from the Assigned Rights and Obligations assigned and sold hereunder.

                  (m) No Conflict. The execution, delivery and performance of this Assignment does not conflict with any provision of law or of the charter or by-laws (or equivalent constituent documents) of such party, or of any agreement binding upon it.

                  Section 6. Effectiveness of Sale. This Assignment shall become effective as of the Effective Date, and the Administrative Agent shall record this Assignment in the register maintained by the Administrative Agent (the "Register") to indicate the effectiveness of such assignment as of the Effective Date. As of the Effective Date (and without giving rise to any claim whatsoever against the Assigning Bank or the Assignee with respect to clauses (i) and
(ii)): (i) the Restated Credit Agreement is amended to the extent, and only to the extent, necessary to reflect the addition of the Assignee; (ii) the Assignee shall be a party to the Restated Credit Agreement and the documents and instruments executed and delivered in connection therewith as described herein and therein, and have the rights and obligations of a Bank thereunder with respect to the Assigned Rights and Obligations purchased by the Assignee, including, but not limited to, the right to receive its pro rata share of all fees thereafter payable to the Banks; and (iii) the Assigning Bank shall, to the extent provided herein and in the Restated Credit Agreement, relinquish its rights and be released from its obligations under the Restated Credit Agreement and the documents and instruments executed and delivered in connection therewith with respect to the Assigned Rights and Obligations, including, without limitation, any related indemnification. However, the Assigning Bank shall not be released to the extent, if any, that the Borrowers, any other Bank or the Administrative Agent have rights against such Assigning Bank as a result of any default by such Bank under the Restated Credit Agreement.

                  Section 7. Indemnification. The Assignee agrees to indemnify the Assigning Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including attorneys' fees and expenses, whether of special, local or in-house legal counsel and staff), expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Assigning Bank in any way relating to or arising out of the Assigned Rights and Obligations assigned and sold hereunder, including, without limitation, each and every indemnity of any person or entity provided in the Restated Credit Agreement. The indemnification set forth herein shall survive any termination of this Assignment.

                  Section 8. Withholding Taxes. The Assignee (a) represents and warrants to the Assigning Bank, the Administrative Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Assigning Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Assigning Bank, the Administrative Agent and the Borrowers prior to the time that the Administrative Agent or the Borrowers are required to make any payment of principal, interest or fees hereunder either U.S. Internal Revenue Service Form 4224, Form 1001 or Form W-8 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide a new Form 4224, Form 1001 or Form W-8 to the extent legally entitled to do so upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  Section 9. Other Transactions with the Borrowers. The Assigning Bank, the Assignee and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures for and generally engage in any kind of business with any Borrower, or any Borrower's Subsidiaries or affiliates, and any person who may engage in business with or own securities of such Borrower, or any of such Borrower's Subsidiaries or affiliates. Neither the Assigning Bank nor the Assignee shall have any interest in any property taken as security for any loans or any credits extended to any Borrower or any of its Subsidiaries by the other party by reason thereof, except security specifically granted pursuant to the Restated Credit Agreement.

                  Section 10. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the successors and assigns of the Assigning Bank and the Assignee.

                  Section 11. Expenses. In the event of any action to enforce the provisions of this Assignment against either party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith, including, without limitation, attorneys' fees and expenses, whether of special, local or in-house legal counsel and staff.

                  Section 12. APPLICABLE LAW. THIS ASSIGNMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE SET FORTH IN THE RESTATED CREDIT AGREEMENT, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment. All obligations and rights of the parties hereto expressed herein shall be in addition to and not in limitation of those provided by applicable law.

                  Section 13. Transfer Instructions. All payments made hereunder shall be payable by the transfer of immediately available funds on or before 12:00 noon Chicago time on the date such payment is due pursuant to the transfer instructions set forth below, or as the party receiving payment may from time to time instruct the party rendering payment.

                  Section 14. Amendments, Changes, and Modifications. This Assignment may only be amended, changed, modified, altered, or terminated by an agreement in writing signed by the Assigning Bank, the Administrative Agent and the Assignee (or their permitted successors or assigns).

                  Section 15. Entire Agreement. This Assignment sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intent has been made by either party which is not embodied in this Assignment, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.

                  Section 16. Incorrect Payments. Each of the Assigning Bank and the Assignee agrees that if it incorrectly receives a payment in respect of the Restated Credit Agreement which should have been paid to the other party, it will promptly return such payment to the Administrative Agent for the account of the party to which such payment should have been made.

                  Section 17. FORUM SELECTION AND SUBMISSION TO JURISDICTION. ANY CLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE RESTATED CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE ASSIGNED RIGHTS AND OBLIGATIONS MAY BE BROUGHT AND MAINTAINED BY THE ASSIGNING BANK IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF SUCH COURTS AND AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE ASSIGNING BANK OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE RESTATED CREDIT AGREEMENT OR THE ASSIGNED RIGHTS AND OBLIGATIONS, IN ANY COURTS OTHER THAN SUCH COURTS. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE ASSIGNING BANK FROM SERVING LEGAL PROCESS IN ANY MATTER PERMITTED BY LAW OR, AT ITS SOLE OPTION, FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT THEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. THE ASSIGNEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING AND MAINTENANCE OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  Section 18. Waiver of Jury Trial. THE ASSIGNEE AND THE ASSIGNING BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT, THE RESTATED CREDIT AGREEMENT OR ANY OTHER DOCUMENT RELATIVE TO THE ASSIGNED RIGHTS AND OBLIGATIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE ASSIGNEE OR THE ASSIGNING BANK. THIS
PROVISION IS A MATERIAL INDUCEMENT FOR THE ASSIGNEE AND THE ASSIGNING BANK ENTERING INTO THIS ASSIGNMENT.

                  IN WITNESS WHEREOF, the parties have caused this Assignment to be executed on their behalf by their duly authorized offices as of the day and year identified in Item 1.

                                               [ASSIGNING BANK]


                                               By: _____________________________
_                                              Name: ___________________________
                                               Title: __________________________
                                               Address: ________________________


                                               [ASSIGNEE]


                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                               Lending Office

                                               Address: ________________________
                                                        ________________________
                                               Attention: ______________________
                                               Telephone: ______________________
                                               Facsimile: ______________________

                                               Notice Address

                                               Address: ________________________
                                                        ________________________
                                               Attention: ______________________
                                               Telephone: ______________________
                                               Facsimile: ______________________

                  As of this ____ day of ________, 19__, the undersigned, acting on behalf of the Administrative Agent hereby acknowledges this Assignment.


                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                  As  of  this  ______  day  of  _________________,   19__,  the
undersigned  acting  on  behalf  of  the  Borrowers  hereby   acknowledges  this
Assignment.

                                               CONSECO, INC.



                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT I

                              FUNDING LOSS FORMULA




                             (COFO - COFBD) x P x D
                             ----------------------
                                       360






              COFO  =  COST OF FUNDS AT ORIGINATION OF OFFSHORE RATE LOANS
                       (AS QUOTED BY THE ADMINISTRATIVE AGENT)

             COFBD  =  COST OF FUNDS AT BREAK DATE FOR THE DAYS REMAINING
                       IN THE ORIGINAL INTEREST PERIOD (AS QUOTED BY THE ADMINISTRATIVE AGENT)

                 P  =  PRINCIPAL

                 D  =  NUMBER OF DAYS LEFT IN ORIGINAL PERIOD